                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                Filed by the Registrant [X]
                Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             Wells Fargo & Company
           ---------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


   -------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                                          March  , 1999

Dear Stockholder:

  The annual meeting of stockholders will be held on Tuesday, April 27, 1999, at 1:00 p.m., in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California.

  At the annual meeting, you will be asked to elect directors, to vote on the Company's proposals to increase the number of shares that may be awarded under the Long-Term Incentive Compensation Plan and to ratify the appointment of auditors for the year 1999, and to vote on a stockholder proposal to adopt cumulative voting in the election of directors.

  For reasons explained in the accompanying proxy statement, the Board of Directors recommends that you vote FOR the first three proposals and AGAINST the proposal relating to cumulative voting.

  We hope that you will be able to attend the meeting. In any case, to make sure that your vote is received, please complete, sign and return your proxy card in the enclosed envelope. Thank you for your interest in the Company.


                                       Sincerely,



                                       Paul Hazen      Richard M. Kovacevich
                                       Chairman        President and
                                                       Chief Executive Officer

                         -----------------------------

  Please sign and date the enclosed proxy card and return it promptly in the enclosed envelope
 regardless of whether you plan to attend the meeting. If you later decide to vote
 in person at the meeting, or for any other reason wish to revoke your proxy, you may do so at any time before it is voted.

                         -----------------------------

                   Notice Of Annual Meeting Of Stockholders
                                April 27, 1999

To the Holders of
Common Stock of Wells Fargo & Company:

  The annual meeting of stockholders of Wells Fargo & Company (the "Company") will be held in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California, on Tuesday, April 27, 1999, at 1:00 p.m. The purpose of the meeting is to:

  1. Elect directors.

  2. Vote on a proposal to increase the number of shares of common stock that may be awarded under the Long-Term Incentive Compensation Plan by 40,000,000.

  3. Vote on a proposal to ratify the appointment by the Board of Directors of KPMG LLP to audit the books of the Company and subsidiaries for the year ending December 31, 1999.

  4. Vote on a stockholder proposal requesting the Board of Directors to provide for cumulative voting for directors.

  5. Act on any other matters that properly come before the meeting.

  The Board recommends that stockholders vote FOR the director nominees named in the accompanying proxy statement, FOR Items 2 and 3, and AGAINST Item 4, as described above in this Notice.

  Only holders of common stock at the close of business on March 9, 1999, may vote at the annual meeting or at any adjournment thereof. A list of stockholders of record who may vote at such meeting will be available during business hours for any stockholder of the Company to examine for any purpose relevant to the meeting. The list will be available for at least ten days before the meeting at the office of the general counsel of the Company, 633 Folsom Street, San Francisco, California 94163.

                                          By Order of the Board of Directors,

                                          Laurel A. Holschuh
                                          Secretary

March  , 1999

                               Table Of Contents



                                                                       Page No.
                                                                       --------
Outstanding Shares....................................................     2
Voting................................................................     2
Item 1. Election of
 Directors............................................................     4
 The Board of Directors and Committees................................     8
 Director Compensation................................................    10
Common Stock Owned by Directors and Executive Officers................    12
Executive Compensation (How the Company Pays Its Executive Officers)..    14
 Report of the Human Resources Committee on Executive Compensation....    14
 Stock Performance Graphs.............................................    20
 Compensation Tables and Information..................................    22


Other Information About Directors and Executive Officers..............    31
Item 2. Proposal to Amend the Long-Term Incentive Compensation Plan...    34
Item 3. Appointment of Auditors.......................................    38
Item 4. Stockholder Proposal Relating to Cumulative Voting............    38
Deadline for Submitting Stockholder Proposals.........................    40
Annual Reports........................................................    40
Exhibit A-Amendment to Long-Term Incentive Compensation Plan..........   A-1

                             Wells Fargo & Company

                             420 Montgomery Street
                        San Francisco, California 94104

                         -----------------------------

                                Proxy Statement

                         -----------------------------

  The Board of Directors of Wells Fargo & Company is soliciting proxies from its stockholders to be used at the annual meeting on Tuesday, April 27, 1999. On November 2, 1998, Norwest Corporation changed its name to "Wells Fargo & Company" upon the merger (the "Merger") of the former Wells Fargo & Company (the "former Wells Fargo") into a wholly owned subsidiary of Norwest Corporation. Norwest Corporation as it existed prior to the Merger is referred to as the "former Norwest." As used in this proxy statement, the "Company" refers to the corporation named Norwest Corporation before the Merger and now named Wells Fargo & Company.

  This Proxy Statement and the accompanying proxy card were mailed to stockholders of the Company beginning on or about March , 1999.

  Shares of common stock may be voted by stockholders in person at the annual meeting or voted by proxy. If shares of common stock are voted by proxy, the shares will be voted as the stockholder instructs in the proxy card except when votes are cast for persons who are not nominees for director. If a stockholder does not give any voting instructions in the proxy card, the shares will be voted: FOR the election of the directors named in this Proxy Statement (Item 1), FOR the amendment to the Long-Term Incentive Compensation Plan to increase the number of shares of common stock that may be awarded under the plan (Item 2), FOR the ratification of the appointment of KPMG LLP as independent auditors for 1999 (Item 3), and AGAINST the stockholder proposal relating to cumulative voting (Item 4). A stockholder may revoke a proxy at any time before it is voted.

  The cost of soliciting proxies will be paid by the Company. The Company has retained Georgeson & Company Inc. to aid in the solicitation for a fee of $15,000 plus out-of-pocket expenses. Proxies may also be solicited by employees and directors of the Company by mail, telephone, fax, e-mail or in person.

  As far as the Company's Board of Directors and management know, stockholders at the meeting will vote only on the matters described in this Proxy Statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters as they consider appropriate.

                              Outstanding Shares

  On March 9, 1999, the record date for stockholders who may vote at the
meeting, there were      shares of common stock outstanding. Each outstanding
share is entitled to one vote.

  The Company does not know of any person or group that beneficially owned more than 5% of its common stock on December 31, 1998. A person is the beneficial owner of securities, as defined by the Securities and Exchange Commission, if he or she has or shares voting power or investment power for such securities or has the right to obtain beneficial ownership within 60 days after such date.
                                    Voting
Vote Required

  To Elect Directors. Under Delaware law, directors are elected by a plurality of the shares voted, so the 24 nominees receiving the greatest number of votes will be elected.

  To Approve Other Matters. Delaware law requires the affirmative vote of a majority of the shares represented at the meeting to approve the amendment to the Long-Term Incentive Compensation Plan (Item 2), the appointment of auditors (Item 3), and the stockholder proposal relating to cumulative voting (Item 4).

  How a Quorum is Determined. A quorum consisting of the holders of a majority of the outstanding shares of common stock on the record date must be present in person or represented by proxy for the transaction of business at the annual meeting. Shares present at the meeting that are not voted for a director nominee or shares present by proxy where the stockholder has withheld authority to vote for a nominee will nevertheless be counted in determining the presence of a quorum. Abstentions are considered as shares present at the meeting for quorum purposes but are treated as negative votes on the matter. Stock exchange rules prohibit a broker from voting shares held in a brokerage account on some proposals unless the beneficial owner has given voting instructions to the broker (a "broker non-vote"). Shares that are subject to a broker non-vote are counted for determining the quorum but not as having voted. Under New York Stock Exchange rules, a member broker may not vote in its discretion on Item 4, the stockholder proposal being presented at the annual meeting.

Confidential Voting Policy

  It is the Company's policy that all stockholder meeting proxies, ballots, and voting records that identify the vote of a particular stockholder are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual stockholders' meeting except
(i) to meet legal requirements; (ii) to assert claims for or defend claims against the Company; (iii) to allow the inspectors of election to certify the results of the stockholder vote; (iv) if a proxy solicitation in opposition to the Board of Directors takes place; or (v) to respond to stockholders who have written comments on proxy cards or who have requested disclosure. Inspectors of election and those who count stockholder votes may not be employees of the Company but may be employees of an affiliated bank who have been instructed to comply with this policy.

   PHOTO OF

                        PHOTO OF

                                              PHOTO OF

                                                                    PHOTO OF




Leslie S. Biller     J.A. Blanchard III    Michael R. Bowlin     Edward M.
                                                                 Carson


   PHOTO OF

                        PHOTO OF

                                              PHOTO OF

                                                                    PHOTO OF




David A. Christensen William S. Davila     Susan E. Engel        Paul Hazen


   PHOTO OF

                        PHOTO OF

                                              PHOTO OF

                                                                    PHOTO OF




William A. Hodder    Rodney L. Jacobs      Reatha Clark King     Richard M.
                                                                 Kovacevich


   PHOTO OF

                        PHOTO OF

                                              PHOTO OF

                                                                    PHOTO OF




Richard D. McCormick Cynthia H. Milligan   Benjamin F. Montoya   Philip J.
                                                                 Quigley


   PHOTO OF

                        PHOTO OF

                                              PHOTO OF

                                                                    PHOTO OF




Donald B. Rice       Ian M. Rolland        Judith M. Runstad     Susan G.
                                                                 Swenson


   PHOTO OF

                        PHOTO OF

                                              PHOTO OF

                                                                    PHOTO OF




Daniel M. Tellep     Chang-Lin Tien        Michael W. Wright     John A. Young

                         Item 1. Election Of Directors

  Upon completion of the Merger, the Board of Directors of the Company was increased to, and currently consists of, 24 persons. The Board has set 24 directors as the number to be elected at the annual meeting and has nominated the individuals named below. All nominees are currently directors of the Company.

  Twelve of the 24 nominees were directors of Norwest Corporation who continued as directors of the Company after the Merger. The remaining nominees were directors of the former Wells Fargo who became directors of the Company in November 1998 when the Merger was completed.

  Directors are elected to hold office until the next annual meeting and until their successors are properly elected and qualified. All nominees have informed the Company that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual meeting, the proxyholders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion.

  Biographical and business experience information about each director appears below.

Leslie S. Biller Mr. Biller, 51, is vice chairman and chief operating officer of the Company. Prior to the Merger, he served as president and chief operating officer of Norwest Corporation from February 1997 to November 1998 and as executive vice president and head of South Central Community Banking from 1990. Mr. Biller is also a director of Ecolab Inc. and Minnesota Life Insurance Company. He had served as a director of Norwest Corporation since 1997.

J. A. Blanchard III Mr. Blanchard, 56, has been president and chief executive officer of Deluxe Corporation in Shoreview, Minnesota since May 1995, and chairman since May 1996. Deluxe Corporation supplies paper products and electronic payment, payment protection and related services to the financial and retail industries. From January 1994 until May 1995, he served as executive vice president of General Instrument Corporation, a supplier of systems and equipment to the cable and satellite television industry. Mr. Blanchard is also a director of Deluxe Corporation and Saville Systems PLC. He had served as a director of Norwest Corporation since 1996.

Michael R. Bowlin Mr. Bowlin, 56, has been chairman of the board of Atlantic Richfield Company (ARCO), an integrated petroleum products company in Los Angeles, California, since 1995. He has also been chief executive officer of ARCO since 1994 and president and chief operating officer of ARCO since June 1993. Mr. Bowlin is also a director of ARCO. He had served as a director of the former Wells Fargo since 1996.

Edward M. Carson Mr. Carson, 69, was chairman of the board of First Interstate Bancorp, a bank holding company in Los Angeles, California, from 1990 through his retirement in April 1995, and chief executive officer from 1990 through 1994. First Interstate Bancorp was acquired by the former Wells Fargo in 1996. He is also a director of Aztar Corporation, Castle & Cook, Inc., Schuff Steel, Inc., and Terra Industries, Inc. Mr. Carson was a director of First Interstate Bancorp from 1985 until 1996, when he joined the board of the former Wells Fargo.

David A. Christensen Mr. Christensen, 63, has been president and chief executive officer of Raven Industries, Inc., a diversified manufacturer of plastics, electronics and special-fabric products in Sioux Falls, South Dakota, since 1971. He also serves as a director of Beta

Raven, Inc., Glasstite, Inc., Northern States Power Company, and Raven Industries, Inc. Mr. Christensen had served as a director of Norwest Corporation since 1977.

William S. Davila Mr. Davila, 67, served as president and chief operating officer of The Vons Companies, Inc., a Los Angeles-based chain of supermarkets, from 1984 until his retirement in 1992. He is now president emeritus of The Vons Companies, Inc., and serves as a director of Geo. A. Hormel & Company, Pacific Gas and Electric Company, and PG&E Corporation. Mr. Davila had served as a director of the former Wells Fargo since 1990.

Susan E. Engel Ms. Engel, 52, became chairwoman, president and chief executive officer of Department 56 Inc., a designer and marketer of collectibles and specialty giftware in Eden Prairie, Minnesota, in November 1996. She had been president and chief operating officer of the company from September 1994 until November 1996. From 1991 until 1994, Ms. Engel was president and chief executive officer of Champion Products, Inc., the athletic apparel division of Sara Lee Corporation. She also serves as a director of Coty Inc., Department 56 Inc., K2 Inc., and The Penn Traffic Company. Ms. Engel had served as a director of Norwest Corporation since May 1998.

Paul Hazen Mr. Hazen, 57, served as chairman of the board and chief executive officer of the former Wells Fargo from 1995 to November 1998, when he was named chairman of the board of the Company following the Merger. He served as president of the former Wells Fargo from 1984 to 1995 and again from July 1997 to May 1998. He is a director of AirTouch Communications, Phelps Dodge Corporation, and Safeway, Inc. Mr. Hazen had served as a director of the former Wells Fargo since 1984.

William A. Hodder Mr. Hodder, 67, served as chairman and chief executive officer of Donaldson Company, Inc., a manufacturer of filtration and emission control products in Minneapolis, Minnesota, from August 1994 until his retirement in 1996. Prior to August 1994, he served as chairman, president, and chief executive officer of the company. Mr. Hodder is also a director of Musicland Stores Corporation, ReliaStar Financial Corp., and SUPERVALU INC. Mr. Hodder had served as a director of Norwest Corporation since 1971.

Rodney L. Jacobs Mr. Jacobs, 58, had been vice chairman and chief financial officer of the former Wells Fargo from 1991 to May 1998, when he became president. He held this position until November 1998, when he became vice chairman and chief financial officer of the Company following the Merger. Mr. Jacobs had served as a director of the former Wells Fargo since May 1998.

Reatha Clark King Ms. King, 60, has been president and executive director of the General Mills Foundation, a charitable foundation in Minneapolis, Minnesota, since 1988. She also serves as a vice president of General Mills, Inc., with responsibility for its citizenship programs. She is a director of Exxon Corporation, H.B. Fuller Company, and Minnesota Life Insurance Company. Ms. King had served as a director of Norwest Corporation since 1986.

Ricahrd M. Kovacevich Mr. Kovacevich, 55, was chief executive officer of Norwest Corporation from January 1993 to November 1998. During this time he also served as president through January 1997 and as chairman from May 1995 to November 1998. He was named president and chief executive officer of the Company in November 1998 following the Merger. Mr. Kovacevich also serves as a director of Cargill, Incorporated, Dayton Hudson Corporation, Northern States Power

Company, and ReliaStar Financial Corp. Mr. Kovacevich had served as a director of Norwest Corporation since 1986.

Richard D. McCormick Mr. McCormick, 58, has been chairman of the board of U S WEST, Inc., a telecommunications and data networking company in Denver, Colorado, since June 1998. Before June 1998, when MediaOne Group was separated from U S WEST, Inc., he had been chairman, president, and chief executive officer since 1992 of their former parent company, also called U S WEST, Inc. Mr. McCormick also serves as a director of Concept Five Technologies, U S WEST, Inc., United Airlines Corporation, and United Technologies Corporation. He had served as a director of Norwest Corporation since 1983.

Cynthia H. Milligan Ms. Milligan, 52, became dean of the College of Business Administration at the University of Nebraska-Lincoln in June 1998. From 1991 to 1998, she was president and chief executive officer of Cynthia Milligan & Associates in Lincoln, Nebraska, a consulting firm to financial institutions. Ms. Milligan also serves as a director of The Gallup Organization. She had served as a director of Norwest Corporation since 1992.

Benjamin F. Montoya Mr. Montoya, 63, has been president and chief executive officer of Public Service Company of New Mexico, a public utility in Albuquerque, New Mexico, since August 1993. He is also a director of Brown and Caldwell, The Environmental Company, Furrs Corp., and Public Service Company of New Mexico. Mr. Montoya had served as a director of Norwest Corporation since 1996.

Philip J. Quigley Mr. Quigley, 56, had been chairman, president, and chief executive officer since 1994 of Pacific Telesis Group, a telecommunications holding company, prior to his retirement in December 1997. From 1987 to 1994, he was president and chief executive officer of Pacific Bell, the California operating subsidiary of Pacific Telesis Group. Mr. Quigley also serves as a director of SRI International. Mr. Quigley had served as a director of the former Wells Fargo since 1994.

Donald B. Rice Mr. Rice, 59, has been president, chief executive officer, and a director of UroGenesys, Inc., a biotechnology research and development company in Santa Monica, California, since 1996. He was president, chief operating officer, and a director of Teledyne, Inc. from 1993 to 1996, and Secretary of the Air Force from 1989 to 1993. He is also a director and chairman of the board of Scios, Inc., and a director of Vulcan Materials Company and Unocal Corporation. Mr. Rice had served as a director of the former Wells Fargo from 1980 to 1989, and again since 1993.

Ian M. Rolland Mr. Rolland, 65, retired in June 1998 as chief executive officer of Lincoln National Corporation, an insurance holding company in Fort Wayne, Indiana, where he continued as chairman of the board until December 1998. He had been chief executive officer of the company since 1977. Mr. Rolland also serves as a director of Bright Horizons Family Solutions, Inc., Lincoln National Corporation, NIPSCO Industries, Inc., and Tokheim Corporation. He had served as a director of Norwest Corporation since 1993.

Judith M. Runstad Ms. Runstad, 54, is of counsel to Foster Pepper & Shefelman PLLC, a law firm in Seattle, Washington, and was a partner of the firm from 1981 to 1998. She specializes in real estate development, land use and environmental law. She is also a director of SAFECO Corporation. Ms. Runstad had served as a director of the former Wells Fargo since May 1998.

Susan G. Swenson Ms. Swenson, 50, has been president and chief executive officer of Cellular One, a cellular telecommunications company in South San Francisco, California, since 1994. From 1979 to 1994, she held various operating positions within Pacific Telesis Group, including president of PacTel Cellular for two and a half years and general manager of Pacific Bell's second largest operating area for one year. She is also a director of General Magic, Inc. and Working Assets Funding Service. Ms. Swenson had served as a board member of the former Wells Fargo since 1994.

Daniel M. Tellep Until his retirement at the end of 1996, Mr. Tellep, 67, served during 1996 as chairman of the board and during 1995 as chairman of the board and chief executive officer of Lockheed Martin Corporation, an aerospace manufacturer created by merger in 1995 and based in Bethesda, Maryland. He had been chairman and chief executive officer of Lockheed Corporation from 1989 until the Merger. He is also a director of Edison International and Southern California Edison Company. Mr. Tellep had been a director of First Interstate Bancorp from 1991 until 1996, when he joined the board of the former Wells Fargo.

Chang-Lin Tien Mr. Tien, 63, holds the NEC Distinguished Professor of Engineering chair at the University of California, Berkeley, where he was chancellor from 1990 to 1997. He is also a director of AirTouch
Communications, Chevron Corporation, and Raychem Corporation. Mr. Tien had served on the board of the former Wells Fargo since 1990.

Michael W. Wright Mr. Wright, 60, has been chairman, president, and chief executive officer of SUPERVALU INC., a food distributor and retailer in Minneapolis, Minnesota, since 1982. He also serves as a director of Cargill, Incorporated, Honeywell, Inc., S. C. Johnson & Son, Musicland Stores Corporation, and SUPERVALU INC. Mr. Wright had served as a director of Norwest Corporation since 1991.

John A. Young Mr. Young, 66, retired in 1992 as president, chief executive officer, and a director of Hewlett-Packard Company, a manufacturer of computers and peripheral equipment based in Palo Alto, California. He had held these positions since 1978. He is a director of Affymetrix Corp., Chevron Corporation, International Integration, Inc., Lucent Technologies, Novell, Inc., and SmithKline Beecham PLC. Mr. Young had served as a director of the former Wells Fargo since 1977.

                     THE BOARD OF DIRECTORS AND COMMITTEES
Meetings

  The Board of Directors held six regular and one special meeting during 1998. The Board has established committees, including committees with audit, compensation, and nominating responsibilities, that also met during 1998. Director attendance at these meetings averaged 94% during 1998. Each director, except Ms. Engel and Mr. Rolland, attended 75% or more of the total number of Board and committee meetings on which he or she served.

Committees

 Audit and Examination Committee

   Members:              Philip J. Quigley (Chair)    Cynthia H. Milligan
                         J. A. Blanchard III          Benjamin F. Montoya
                         David A. Christensen         Judith M. Runstad
                         William S. Davila            Susan G. Swenson
                         Reatha Clark King            Chang-Lin Tien

   Purpose: Recommends independent auditors for the Company to the Board of Directors.


                         Reviews the scope and results of the audit engagement with the independent auditors; the scope, frequency, and results of internal audits and examinations; the adequacy of internal accounting controls; bonding and insurance coverage; and examination reports.

   Number of Meetings
     in 1998:
                         Three

 Board Affairs Committee

   Members:              Donald B. Rice (Chair)       William A. Hodder
                         J. A. Blanchard III          Philip J. Quigley
                         Edward M. Carson             Michael W. Wright
                         David A. Christensen         John A. Young

   Purpose: Provides advice and assistance relating to corporate governance, the organization and function of the Board and its committees, selection of members for the Board and appointments to its committees, and director compensation.

                         Reviews and makes recommendations on matters relating to the effectiveness of the Board, including the Board meeting schedule, its agenda, and information provided to the Board.

                         The Committee Chair also determines the agenda for, and presides at executive sessions of the Board at which management directors are not present.

                         As part of its nominating responsibilities, the Board Affairs Committee will consider qualified nominees recommended by a stockholder if the recommendation is made in writing to the Secretary of the Company no later than the December 31 before the annual meeting. Any recommendation must include sufficient information to enable the Committee to evaluate the qualifications of the proposed nominee.

   Number of Meetings
     in 1998:
                         Three

 Credit Committee

   Members:              David A. Christensen (Chair) Philip J. Quigley
                         J.A. Blanchard III           Susan G. Swenson
                         Edward M. Carson             Daniel M. Tellep
                         Susan E. Engel               Michael W. Wright
                         Reatha Clark King            John A. Young

   Purpose: Reviews credit policies and examination reports, trends in domestic and international loans outstanding, the adequacy of the allowance for credit losses, and the Company's Community Reinvestment Act activities.

   Number of Meetings
     in 1998:
                         Three

 Finance Committee

   Members:              Richard D. McCormick (Chair) Benjamin F. Montoya
                         Michael R. Bowlin            Ian M. Rolland
                         William S. Davila            Judith M. Runstad
                         Susan E. Engel               Daniel M. Tellep
                         Cynthia H. Milligan          Chang-Lin Tien

   Purpose: Reviews and makes recommendations to the Board regarding annual and long-term financial plans, including proposed debt and equity issues and dividends.

                         Reviews policies regarding capital structure and investment portfolio composition.

   Number of Meetings
     in 1998:
                         Three

 Human Resources Committee

   Members:              Michael W. Wright (Chair)    Donald B. Rice
                         Michael R. Bowlin            Ian M. Rolland
                         William A. Hodder            Daniel M. Tellep
                         Richard D. McCormick         John A. Young

   Purpose: Approves compensation arrangements for senior management.

                         Recommends adoption of benefit and compensation plans to the Board and approves plan awards to senior management.

                         Monitors and evaluates management succession plans.

                         The Committee Chair also coordinates the evaluation of the Chief Executive Officer and presides at executive sessions of the Board at which this evaluation is discussed.

   Number of Meetings
     in 1998:
                         Four

Director Compensation

  Annual Compensation. Half of the annual retainer for non-employee directors is paid in common stock in the form of a stock award made under the Directors' Formula Stock Award Plan discussed below under "Directors' Formula Plan." Within five years after joining the Board, directors are required to own common stock having a value equal to five times the cash portion of the annual retainer. For the period January 1 through November 1, 1998, each non-employee director who served on the Board of the Company prior to the Merger received a cash retainer of $30,000 plus $1,500 for each Board or committee meeting attended. Effective November 2, 1998, the annual cash retainer was set at $32,000. The Chairs of the Audit and Examination, Board Affairs, Credit, Finance, and Human Resources Committees were paid an additional fee of $5,000. Information about the stock award paid to directors for services in 1998 is provided below.

  Directors' Formula Plan. The Directors' Formula Plan pays non-employee directors for their services in shares of Company common stock.

  Under this plan, a non-employee director who is on the Board at the end of a year will receive on February 1 of the following year an award of shares of Company common stock equal in value to the cash portion of the annual retainer in effect on the immediately preceding January 1. Stock awards to non-employee directors who serve less than a full year are prorated.

  On February 1, 1999, as payment for services in 1998, each person who had been a non-employee director of the Company before the Merger received 942 shares of Company common stock, except for Susan E. Engel, who joined the Board in May 1998 and received 628 shares. Each non-employee director who had served on the Board of Directors of the former Wells Fargo and became a director of the Company after the Merger received 157 shares. Each director's award for 1998 services was based on the number of months he or she served on the Board of the Company and the $32,000 cash retainer in effect on January 1, 1999.

  Directors' Retirement Plan. All directors' credited service under the former Norwest directors' retirement plan and the former Wells Fargo directors' retirement plan was frozen as of November 2, 1998. Directors who were participants in either plan have a one-time right to convert the accrued value of their benefit under the plans (equal to their years of service times the current annual retainer) into Company common stock equivalents under the deferral plan described below. If no conversion election is made, a director who participated in either plan will receive upon retirement a payout based on the cash retainer in effect as of the directors' retirement date and up to ten years of his or her actual service as of November 2, 1998.

  Consulting Agreement and Other Transactions with Certain Directors. The Company has entered into a consulting agreement with Chang-Lin Tien for a yearly fee of $200,000. Under the agreement, Mr. Tien agrees to advise the Company on its international marketing strategies and to serve on the board of directors of Shanghai Commercial Bank, in which the Company has a 20% interest. The agreement is terminable at any time by either party.

  Edward M. Carson and Benjamin F. Montoya, who are directors of the Company, also received certain services or payments from the Company and one of its bank subsidiaries. Mr. Carson is a retired chairman of the board of First Interstate Bancorp, a predecessor of the former Wells Fargo. At the time of his retirement, First Interstate agreed to provide Mr. Carson with office space and secretarial services for his personal use and to reimburse him for the cost of two club memberships. The Company acquired these obligations as a result of the Merger. Mr. Montoya received $1,000 in 1998 for serving as a community (advisory) director of Norwest Bank New Mexico, N.A.

  Directors' Stock Option Plan. Under this plan, each non-employee director elected or re-elected at the annual meeting of stockholders automatically receives an option valued at $25,000 to purchase Company common stock. Non-employee directors joining the Board at other times receive stock options with a prorated value. The options become exercisable six months after grant and remain exercisable for ten years at an option exercise price equal to the current market value of the common stock at the time of grant. The first option grants under this plan will be made to those persons elected directors at the 1999 annual meeting.

  Deferral. Non-employee directors may defer all or part of their annual retainer, meeting fees, formula stock awards, and gains from the exercise of stock options using previously owned stock. Until June 30, 1999, non-employee directors also have the one-time option to defer accrued benefits under the directors' retirement plans described above. The annual retainer and meeting fees may be deferred into either an interest-bearing account or Company common stock with dividends reinvested. All other deferrals may be made only into Company common stock with the reinvestment of dividends. Deferred amounts are paid in the same form in which they are invested, either in a lump sum or in installments, at the election of the director.

            Common Stock Owned By Directors And Executive Officers

  The table below shows the shares of common stock beneficially owned and common stock share equivalents held on February 28, 1999, by current directors, executive officers named in the Summary Compensation Table on page of this Proxy Statement, and all directors and executive officers as a group.

                                          Amount and Nature of Ownership(1)
                          ------------------------------------------------------------------
                                (a)                (b)                (c)           (d)
                                           Options Exercisable   Common Stock
                          Shares of Common  within 60 Days of  Share Equivalents
          Name             Stock(2)(3)(4)        2/28/99            (5)(6)          Total
          ----            ---------------- ------------------- ----------------- -----------
Les Biller..............       471,636            833,729           183,431        1,488,796
J.A. Blanchard III......         2,108                 --             5,406            7,514
Michael R. Bowlin.......         1,067             14,160                --              910
Edward M. Carson........       140,347             10,000                --          138,590
David A. Christensen....        21,164                 --            57,036           78,200
William S. Davila.......        29,407             30,730                --           29,250
Susan E. Engel..........           325                 --             1,268            1,593
Paul Hazen..............     1,198,837          1,669,700                --        1,198,837
William A. Hodder.......        21,564                 --            51,885           73,449
Rodney L. Jacobs........       263,036            773,530                --          263,039
Reatha Clark King.......        16,598                 --             3,042           19,640
Richard M. Kovacevich...     1,202,575          1,935,701            99,210        3,197,546
Richard D. McCormick....        11,516                 --            14,174           25,690
Cynthia H. Milligan.....         4,964                 --             3,469            8,433
Benjamin F. Montoya.....           323                 --             6,625            6,948
Kenneth R. Murray.......       674,843            652,959           125,999        1,453,801
Philip J. Quigley.......        17,487             29,340                --           17,330
Donald B. Rice..........        73,357             10,000                --           73,200
Ian M. Rolland..........        12,474                 --            11,999           24,473
Judith M. Runstad.......         2,187                 --                --            2,030
Susan G. Swenson........         2,157             16,680                --            2,000
Daniel M. Tellep........         4,487             21,730                --            4,330
Chang-Lin Tien..........         1,157             49,880                --            1,000
Michael W. Wright.......         7,438                 --            22,568           30,006
John A. Young...........        11,377             69,150                --           11,220
All directors and
 executive officers as a
 group (37
 individuals)...........     4,179,122                                           12,943,9907

--------
(1) Each individual owns less than 1% of the Company's outstanding shares of common stock. All directors and executive officers as a group own %. Except as may otherwise be stated in the footnotes below, each director and executive officer has sole voting and investment power for all shares of common stock shown opposite his or her name.
(2) Includes shares of restricted stock or shares subject to certain transfer restrictions held by certain executive officers as follows: Les Biller, 24,324 shares of restricted stock; Paul Hazen, 250,000 shares; Richard M. Kovacevich, 182,520 shares of restricted stock; Kenneth R. Murray, 4,324 shares; all executive officers as a group (5 persons), 504,708 shares.
(3) Amounts include shares of common stock allocated to the accounts of the executive officers under the Norwest Corporation Savings Investment Plan or the Wells Fargo & Company Tax Advantage and Retirement Plan as of December 31, 1998.

(4) Share amounts for the following directors and executive officers and for all directors and executive officers as a group include certain shares over which they may have shared voting and investment power: Les Biller, 132,682 shares held by his spouse, and 52,753 shares held in a trust for Mr. Biller as beneficiary; Michael R. Bowlin, 1,067 shares held in a trust for which he is a co-trustee; William S. Davila, 28,250 shares held in a trust for which he is a co-trustee; Rodney L. Jacobs, 221,330 shares held in a trust for which he is a co-trustee; Richard M. Kovacevich, 3,117 shares held by his spouse and 4,324 held in a revocable trust for his children for which he is co-trustee; Kenneth R. Murray, 740 shares held by his spouse and 193,515 held in trusts in which he has a direct or indirect beneficial interest; Philip J. Quigley, 17,330 shares held in a trust for which he is co-trustee; Donald B. Rice, 1,520 shares held by his spouse; Judith M. Runstad, 2,000 shares held by her spouse; John A. Young, 3,810 shares held in a trust for which he is a co-trustee; for all directors and
    executive officers as a group,    shares held by members of his or her
    immediate family and 705,937 shares held in trust.
(5) Amounts include common stock share equivalents credited to the accounts of those executive officers of the Company who were also employees of the former Norwest or are employees of the Company's mortgage lending subsidiary as of December 31, 1998 pursuant to deferrals made under the terms of various compensation and deferral plans maintained by the Company.
(6) Amounts include common stock share equivalents credited as of February 28, 1999 to Deferred Stock Accounts for non-employee directors under deferral provisions contained in the various plans for the directors described above under "Director Compensation."

                            EXECUTIVE COMPENSATION

                 (How the Company Pays Its Executive Officers)

Report of the Human Resources Committee on Executive Compensation

  Each year, the Board's Human Resources Committee (the "Committee") decides the compensation to be paid to the Company's Chief Executive Officer and other executive officers, including those named in the Summary Compensation Table (page ). Following the Merger, the Committee expanded its membership to include four directors who were members of the former Wells Fargo Management Development and Compensation Committee. This report discusses the Committee's objectives and the procedures used to determine 1998 compensation for the Chief Executive Officer and the four other executive officers listed in the Summary Compensation Table.

Objectives

  The Committee's compensation policies have two goals: first, to help the Company compete with the largest banking institutions and other large corporations in the United States in attracting and retaining highly-qualified individuals as executive officers, and second, to pay executive officers based on their contributions to the Company's performance. The Committee has adopted its "Performance-Based Compensation Policy" (the "Policy") to comply with
Section 162(m) of the Internal Revenue Code. This law places limits on tax deductions for annual compensation expense in excess of $1,000,000 to certain highly-paid executive officers. These deduction limits do not apply if:

 .  The amount of the compensation is subject to a maximum;

 .  The executive officer has met pre-established business performance goals;
    and

 . The maximum compensation amount and the business criteria on which the performance goals are based have been approved by stockholders.

  The Policy, which contains these business criteria and the maximum compensation amount, was originally approved by stockholders at the 1994 annual meeting, and amended and reapproved by stockholders at the 1998 annual meeting.

  The Committee based 1998 annual incentive compensation for the executive officers named in the Summary Compensation Table, including the Chief Executive Officer, on each executive officer's achieving one or more pre-established performance goals, subject to the maximum compensation amount in the Policy. As the result of the Merger, certain executive officers of the former Wells Fargo became executive officers of the Company and are included among the executive officers named in the Summary Compensation Table. These executive officers, and their 1998 compensation, were also subject to the Policy. The Policy and the procedures used by the Committee to make incentive compensation awards are discussed in greater detail in this report under the heading "Executive Officer Compensation--Annual Compensation."

Executive Officer Compensation

  Compensation for the executive officers named in the Summary Compensation Table consists of annual compensation (base salary and an incentive compensation award under the Policy) and long-term compensation. The Committee sets base salary ranges for executive officers using available compensation data for the prior year from a comparison group of banking organizations. The Committee also awards annual incentive compensation under the Policy and long-term compensation in the form of stock options under the Company's Long-Term Incentive Compensation Plan (the "LTICP") to the executive officers named in the Summary Compensation Table. The following discussion applies generally to the 1998 annual salary, incentive compensation, and long-term compensation for Mr. Kovacevich, as Chief Executive Officer of the Company. A more complete description of Mr. Kovacevich's 1998 compensation can be found under the heading "Chief Executive Officer" below.

  Of the five executive officers named in the Summary Compensation Table, Richard M. Kovacevich, Les Biller, and Kenneth R. Murray were executive officers of the Company before the Merger. Paul Hazen and Rodney L. Jacobs, who were executive officers of the former Wells Fargo, each entered into employment agreements with the Company in connection with the Merger and became executive officers of the Company. Mr. Hazen's employment agreement provides for base salary and annual incentive compensation and is discussed in
detail on page   of the proxy statement.

  Annual Compensation. To establish base salaries and determine final annual incentive compensation awards under the Policy, the Committee considered available competitive compensation data from a comparison group (the "Comparison Group"). The Comparison Group for 1998 was selected from banking organizations included in the "Peer Group Index" used in the performance graph that appears in the Proxy Statement for the 1998 annual meeting of stockholders/1/. For compensation purposes in 1999 and subsequent years, the Committee has re-defined the Comparison Group as the 15 largest publicly-traded bank holding companies based on total market capitalization. The Committee considers that these banking organizations, based on their size and prominence in the financial services market, more closely compete with the Company for talented management, and thus set the competitive compensation levels the Company must consider in order to retain and attract talented management.
--------
1 The Comparison Group, for purposes of 1998 compensation, consisted of the following 27 banking organizations: BB&T Corporation, BankAmerica Corporation, BankBoston Corporation, Bank One Corporation, The Bank of New York Company, Inc., The Chase Manhattan Corporation, Comerica Incorporated, Fifth Third Bancorp, First Union Corporation, Fleet Financial Group, Inc., Huntington Bancshares, Incorporated, KeyCorp, Mellon Bank Corporation, Mercantile Bancorporation, Inc., National City Corporation, Northern Trust Corporation, PNC Bank Corp., Regions Financial Corporation, Republic New York Corporation, State Street Corporation, SouthTrust Corporation, Summit Bancorp., SunTrust Banks, Inc., Union BanCal Corporation, U.S. Bancorp, Wachovia Corporation, and Wells Fargo & Company. The "Peer Group Index," for purposes of the performance graph included in the Company's annual proxy statement, is defined as the 35 largest publicly-traded banking organizations (ranked based on their total assets on December 31 of the immediately preceding year). Information on total assets is obtained from
  year-end financial results published by these organizations. (See page   for
  a listing of the banking organizations constituting the 1998 Peer Group Index for purposes of the performance graph.) Although most of the banking organizations in the Comparison Group are also included in the 1998 Peer Group Index, the two groups are not identical. The differences reflect changes in the banking organizations included in the Peer Group Index due to mergers occurring or announced in 1998, and the fact that 1998 salary and incentive compensation decisions are made before the 1998 Peer Group Index can be determined. They also reflect the Committee's decision in 1994 to eliminate J.P. Morgan & Co. and Bankers Trust Corporation of New York from the Comparison Group for future incentive compensation purposes, because the business mix of such banks is not, in the Committee's judgment, comparable to the businesses of the Company.

  Mr. Kovacevich, as the Company's Chief Executive Officer, recommends the individual base salaries for all other executive officers. The Committee approves base salaries for these executive officers and sets Mr. Kovacevich's base salary. The Company agreed to pay Mr. Hazen a base salary for 1998 and for each subsequent year during the term of his employment agreement equal to that set by the Committee for the Chief Executive Officer. Salaries are reviewed each year and adjusted periodically, typically at intervals of 12 months or more. The Committee adjusts salaries after considering the relationship of the executive officer's current salary to the base salary range for the position and after its subjective evaluation of the executive officer's overall performance. Base salaries paid in 1998 to executive officers named in the Summary Compensation Table were near the median of estimated base salaries paid by the Comparison Group banks.

  The Policy governs annual incentive compensation for each "covered executive officer." The Policy defines a "covered executive officer" as an individual who, on the last day of a taxable year, is the Chief Executive Officer of the Company or is acting in such capacity or is among the four highest paid executive officers (other than the Chief Executive Officer) of the Company determined under Securities and Exchange Commission rules. Each person named in the Summary Compensation Table is a covered executive officer under the Policy.

  Under the Policy, payment of an incentive compensation award to a covered executive officer depends upon achievement of one or more performance goals. The Committee establishes these goals in writing at the beginning of each year. The Committee has the discretion under the Policy to reduce the incentive compensation award to a covered executive officer from the maximum award permitted by the Policy, even though the officer may have met the performance goals. In exercising this discretion, the Committee reviews available competitive market data from the prior year and reasonable estimates of incentive compensation to be paid by the Comparison Group banking organizations to their executive officers for the most recently completed year. To set the Chief Executive Officer's incentive compensation award, the Committee also considers the quality of the Company's earnings based on the factors discussed below under the heading "Chief Executive Officer." For covered executive officers other than the Chief Executive Officer, the Committee also reviews the Chief Executive Officer's recommendations.

  For 1998, the Committee established alternative performance goals for Mr. Kovacevich as Chief Executive Officer and for each other covered executive officer. These performance goals were based on the Company's "Earnings Per Share" and "Return on Realized Common Equity," as defined in the Policy. Mr. Hazen and Mr. Jacobs, as covered executive officers of the Company, were automatically subject to the Policy and the performance goals set by the Committee. The Committee also established an additional performance goal for Kenneth R. Murray based on the "Business Unit Net Earnings" of the business unit managed by him. The business criteria on which the performance goals were based are defined in the Policy.

  The maximum amount of an incentive compensation award payable under the Policy for any year to any covered executive officer who has met one or more of his or her pre-established performance goals may not be greater than eight-tenths of one percent (0.8%) of the Company's Net Income/2/. for the year. Based on the Company's 1998 Net Income of $1.472 billion, as adjusted pursuant to the Policy, the maximum incentive compensation award payable under the Policy would have been $11,776,000 (0.8% of $1.472 billion)

  For 1998, each covered executive officer, including Mr. Kovacevich, met one or more of his performance goals. Based on the Committee's certification that one or more performance goals established by the Committee were met, its review of projected 1998 executive officer incentive compensation data from the Comparison Group, and recommendations of the Chief Executive Officer, the Committee awarded to each executive officer named in the Summary Compensation Table an incentive award under the Policy. Each incentive award consists of cash in the amount shown for 1998 in column (d) and for Mr. Kovacevich and Mr. Hazen, shares of restricted stock having the market value shown for 1998 in column (f) of the Summary Compensation Table. No covered executive officer, including the Chief Executive Officer, received the maximum incentive compensation award under the Policy. The Committee exercised its negative discretion to establish Mr. Hazen's annual incentive
--------
2 For purposes of the Policy, the term "Net Income" means the Company's net income as reported in the Company's consolidated financial statements for the applicable Performance Period, adjusted to eliminate the effect of (1) restatements of prior periods' financial results relating to an acquisition accounted for as a pooling of interests; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles; and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Company's financial statements. Net Income for 1998, in accordance with the Policy, was adjusted to eliminate the effect of pooling-of-interests accounting on prior period financial results relating to the acquisition of the former Wells Fargo and of $1.0 billion of merger-related expenses identified in the Company's 1998 consolidated financial statements.
compensation award for 1998 using the samefactors it evaluated in connection with Mr. Kovacevich's annual incentive compensation award. These factors are discussed under the heading "Chief Executive Officer" below.

  Long-Term Compensation. Long-term compensation is provided in the form of stock options granted under the LTICP. The purpose of long-term compensation is to increase management ownership of stock and to provide an incentive to executive officers to improve the long-term performance of the Company. Stock options granted by the Committee to covered executive officers under the LTICP are considered performance-based compensation under Section 162(m) of the Internal Revenue Code, and are not subject to the Policy. Each executive officer is assigned stock ownership goals to be met by specified dates. Executive officers achieve these goals primarily by exercising stock options and retaining a substantial portion of the stock acquired. Once the basic ownership level is met, the goal continues to increase each time an executive officer exercises a stock option or a restricted stock grant vests. All executive officers named in the Summary Compensation Table have exceeded their ownership goals.

  In determining original option grants, the Committee considers the number of shares of common stock owned by the executive officer compared to the executive officer's ownership goal, and the stock option grant practices of the Comparison Group at the time of grant. Prior to 1999, the Committee made original grants of stock options every three years. Beginning in 1999, the Committee expects to make original stock option grants annually. If the executive officer does not meet his or her stock ownership goal, the number of stock options granted by the Committee to the executive officer in the future will be less than banks in the Comparison Group would grant to their executive officers with comparable positions. The Committee also encourages executive officers to achieve their stock ownership goals by including in original option grants a reload feature. If the optionee exercises the original option by delivering shares of previously owned common stock to pay for the option shares, the optionee receives a reload option. Under a reload option, the optionee can purchase the same number of whole shares of stock, at their fair market value on the date of the reload, as were used to pay the purchase price of the shares acquired upon exercise of the original option and related taxes. Reload options are exercisable at any time during the remaining term applicable to the original option. Reload options allow the exercise of the original option early in its term while preserving the executive officer's opportunity for future appreciation in the shares delivered to exercise the original option. The Committee believes that the reload feature in original option grants encourages executive officers to acquire and retain the Company's stock.

  Except for Mr. Hazen, none of the executive officers named in the Summary Compensation Table received original option grants in 1998. Les Biller and Kenneth R. Murray received reload options in 1998 because they exercised original stock options granted prior to 1998 that had the reload feature. The reload options granted to these executive officers appear in the table headed "Option/SAR Grants in Last Fiscal Year" (page ). On November 2, 1998, Paul Hazen received an option grant to acquire 500,000 shares of the Company's common stock pursuant to the terms of his employment agreement.

  Other Compensation. Executive officers also receive various perquisites and supplemental retirement benefits of a type and value comparable to those made available to executive officers of Comparison Group banking organizations. They also receive retirement and medical benefits generally available to the Company's employees.

  Chief Executive Officer. The Committee determined Mr. Kovacevich's 1998 salary based on the salary procedures described above for covered executive officers. With respect to Mr. Kovacevich's incentive award under the Policy, the Committee certified that Mr. Kovacevich had met his performance goal based on the Company's 1998 Return on Realized Common Equity, as determined pursuant to the Policy. The Committee concluded that Mr. Kovacevich was eligible to receive the maximum amount for an incentive compensation award under the Policy, subject to reduction of the amount of such award in the Committee's discretion.

  In exercising its discretion, the Committee evaluated the quality of the Company's earnings based on its review of the following factors: return on realized common equity, return on assets, earnings per share growth, efficiency ratio (including a review of these factors on a "cash return" basis), non-performing assets and loan loss reserves as a percentage of assets, and Tier 1 capital. To evaluate the Company's overall performance for purposes of determining Mr. Kovacevich's incentive award under the Policy, the Committee also compared the Company's performance to that of banking organizations included in the Comparison Group using these same factors. The Committee noted particularly that the Company was in the top quartile of the Comparison Group in earnings per share growth, cash return on realized common equity, and cash return on assets. The Committee ultimately exercised its discretion to set Mr. Kovacevich's 1998 incentive award based on (a) its subjective evaluation of the Company's overall performance and the quality of its earnings compared to the performance of the Comparison Group using the factors described above, and (b) the aggregate compensation paid by Comparison Group banking organizations to their chief executive officers.

  Based on Mr. Kovacevich's achievement of his performance goal, and the Committee's exercise of its discretion under the Policy, the Committee awarded incentive compensation for 1998 to Mr. Kovacevich of $4,500,000, of which $3,000,000 was paid in cash and $1,500,000 was paid in the form of 39,934 shares of restricted stock (valued based on a closing market price of $37.5625 on February 22, 1999, the trading day preceding the date of the award). The shares of restricted stock paid to Mr. Kovacevich are subject to certain vesting requirements. These shares will be forfeited unless Mr. Kovacevich remains employed by the Company or an affiliate until the restrictions terminate. This forfeiture provision does not apply if Mr. Kovacevich's employment with the

Company ends because of his death, disability, retirement, or a change in control of the Company. Until the restrictions on these shares end, Mr. Kovacevich is entitled to vote and receive dividends on the restricted shares but may not sell or otherwise transfer them. The restrictions on the restricted stock grant included in Mr. Kovacevich's 1998 incentive compensation award end in 2002 as to 30% of the shares, in 2003 to an additional 30% of the shares, and in 2004 with respect to the remainder of the shares. That portion of Mr. Kovacevich's incentive compensation award under the Policy made in the form of restricted shares is governed by the provisions (other than the provisions dealing with computation of the award) of the LTICP.

     Members of the Committee:
            Michael W. Wright, Chair
            Michael R. Bowlin
            William A. Hodder
            Richard D. McCormick
            Donald B. Rice
            Ian M. Rolland
            Daniel M. Tellep
            John A. Young

                           STOCK PERFORMANCE GRAPHS

  The stock performance graphs presented below compare the cumulative total return on the Company's common stock for the five- and ten-year periods ended December 31, 1998, with the cumulative total returns for the same periods on the S&P 500 Index, the Keefe, Bruyette and Woods 50 Total Return Index (the "KBW 50 Index"), and the "Peer Group Index" described below.

  Prior to the Merger, the former Norwest used an index of the stock performance of a peer group consisting of the 35 largest bank holding companies ranked by total assets as of the end of the prior year (the "Peer Group Index") for purposes of the stock performance graph that appeared in its proxy statement. The former Wells Fargo used the KBW 50, a published banking industry index prepared by an investment banking firm, for its stock performance graph. Following the Merger, the Company has elected to measure the cumulative return on its common stock against that of the banking organizations included in the KBW 50 and to discontinue using the Peer Group Index. The Company believes that the total stock return of the 50 banks in an objective published index like the KBW 50 represents a more comprehensive and accessible indicator against which to measure the performance of the Company's common stock. However, as required by the rules of the Securities and Exchange Commission, each graph shown below includes a comparison of the cumulative total return on the Company's common stock with the cumulative total returns of the Peer Group Index for the indicated periods. The banking organizations in the 1998 Peer Group Index are listed following the stock performance graphs.

  The cumulative total stockholder return computations in the graphs assume the investment of $100 in Company common stock, the S&P 500 Index and the Peer Group Index for the periods indicated and the reinvestment of all dividends. For purposes of these graphs, the stock performance used to compute total stockholder return for the Company is the stock performance of the former Norwest, as the ongoing company after the Merger.


                             [GRAPH APPEARS HERE]


                        1993   1994    1995    1996    1997    1998
                      ---------------------------------------------
Wells Fargo             $100     99     144     195     355     373
S&P 500                 $100    101     140     171     229     294
KBW 50                  $100     95     152     206     315     341
Peer Group              $100     93     143     199     300     331

                             [GRAPH APPEARS HERE]


                1988   1989    1990    1991    1992    1993    1994    1995    1996     1997     1998
Wells Fargo     $100    145     140     255     310     360     355     517     701    1,275    1,340
S&P 500         $100    132     128     168     179     197     200     275     338      451      580
KBW 50          $100    119      85     135     172     182     173     276     391      571      619
Peer Group      $100    122     100     176     225     233     217     333     462      699      769

   For purposes of the above graphs, the banking organizations in the 1998 Peer Group Index are: BankAmerica Corporation; The Chase Manhattan Corporation;
Bank One Corporation; J.P. Morgan & Co. Incorporated; First Union Corporation; Wells Fargo & Company; Bankers Trust Corporation; Fleet Financial Group, Inc.; SunTrust Banks, Inc.; National City Corporation; KeyCorp; PNC Bank Corp.; U.S. Bancorp;, BankBoston Corporation; Wachovia Corporation; The Bank of New York Company, Inc.; Mellon Bank Corporation; Republic New York Corporation; State Street Corporation; Firstar Corporation; SouthTrust Corporation; Regions Financial Corporation; Comerica Incorporated; Mercantile Bancorporation Inc.; BB&T Corporation; Summit Bancorp.; UnionBanCal Corporation; Union Planters Corporation; Fifth Third Bancorp; Huntington Bancshares Incorporated; Northern Trust Corporation; MBNA Corporation; Popular, Inc.; First Security
Corporation; and Marshall & Ilsley Corporation.

Compensation Tables and Information

  The table below shows the cash and non-cash compensation paid to the Chief Executive Officer and the four next highest paid executive officers of the Company for the last three years. The compensation shown for Paul Hazen and Rodney L. Jacobs for the years 1996 through 1998 is compensation paid to them in 1996 and 1997, and for part of 1998 by the former Wells Fargo. During those years, Mr. Hazen served as Chairman and Chief Executive Officer, and as President from July 1997 to May 1998 of the former Wells Fargo and Mr. Jacobs served as Vice Chair and as President from May 1998 to October 1998 of the former Wells Fargo.

                          SUMMARY COMPENSATION TABLE

                                                                          Long-Term Compensation
                                          Annual Compensation                     Awards
                                  ------------------------------------ ----------------------------
                                                          Other annual Restricted stock              All other
                                                          compensation     award(s)      Options/   compensation
Name and principal position  Year Salary ($) Bonus ($)(1)    ($)(2)      ($)(3)(4)(5)   SARs (#)(5)    ($)(6)
            (a)              (b)     (c)         (d)          (e)            (f)            (g)         (i)
---------------------------  ---- ---------- ------------ ------------ ---------------- ----------- ------------
Richard M. Kovacevich...     1998  $925,000   $3,000,000    $68,747       $1,500,000           -0-    $193,500
President and Chief          1997   900,000    2,300,000     86,111        1,632,313     1,720,844     186,000
Executive Officer            1996   900,000    2,200,000     39,290          814,000       588,706     185,220
Paul Hazen..............     1998   862,500    3,000,000      8,059       10,796,875       881,000      89,583
Chairman                     1997   850,000    2,000,000      7,828              -0-       218,300      85,000
                             1996   850,000    2,000,000     11,478              -0-       295,600      84,583
Les Biller..............     1998   525,417    2,500,000     13,896              -0-       236,405     143,125
Vice Chairman and            1997   510,833    1,860,000    162,545              -0-       890,478      93,425
Chief Operating Officer      1996   465,000    1,046,250     31,293          508,750       229,982      90,675
Rodney L. Jacobs........     1998   570,833    2,000,000      4,029              -0-       213,300      57,083
Vice Chairman and            1997   425,000    1,000,000     14,867              -0-        65,500      42,500
Chief Financial Officer      1996   425,000      750,000     19,188              -0-       118,300      41,667
Kenneth R. Murray.......     1998   465,833    1,457,000     83,674              -0-       100,976     102,470
Group Executive Vice         1997   460,000    1,242,000     21,149              -0-       672,434      89,700
President                    1996   451,667    1,035,000     26,677              -0-           -0-      86,500

--------
(1) The amounts shown for 1998 represent that part of the 1998 incentive compensation awards paid in cash under the Performance-Based Compensation Policy. This policy is discussed above in the Report of the Human
    Resources Committee on Executive Compensation on pages   through  .

(2) The amounts shown include (i) for the years 1996-1998, reimbursements to each named executive officer for the payment of taxes on perquisites, and
    (ii) perquisites and other personal benefits totaling more than $50,000 received by Richard M. Kovacevich, Les Biller, and Kenneth R. Murray. The total amount of these perquisites and personal benefits (and the amount and type of each perquisite or personal benefit that was greater than 25% of the total received) is: Mr. Kovacevich: 1997--$58,081 and 1998--$54,502 (includes $29,698 and $27,144, respectively, for executive life insurance); Mr. Biller, 1997--$86,649, (includes $51,701 for club dues and fees); Mr. Murray, 1998--$60,386 (includes $21,103 for a car allowance and $24,250 for executive life insurance). The other named executive officers also received certain perquisites and personal benefits for the years 1996-1998, none of which had a total value greater than $50,000.

(3) Restricted stock awards are valued as of the trading dates immediately preceding the dates of their respective grants, based on the closing market price of the Company's common stock on such trading dates. The dollars shown as a restricted stock award for 1998 to Richard M. Kovacevich represent 39,934 shares of Wells Fargo common stock. These shares are that part of Mr. Kovacevich's 1998 incentive compensation award paid in restricted stock under the policy referred to in footnote (1) above. These shares were valued as of February 22, 1999, the trading date immediately preceding the date the restricted stock award was made, based on a closing market price of the Company's common stock of $37.5625 per share and rounded up to the nearest whole share.

  The dollars shown as a restricted stock award for 1998 for Paul Hazen represent 39,934 shares as part of Mr. Hazen's incentive compensation award paid in restricted stock calculated as described above for Mr. Kovacevich and an award of 250,000 shares of the Company's common stock made on November 2, 1998, the effective date of the Merger. This award was made pursuant to Mr. Hazen's employment agreement with the Company and was valued on November 2, 1998, based on a closing market price of the Company's common stock of $37.1875 per share.

(4) The total number of shares of restricted stock held on December 31, 1998 by each person named and their market value, based on a closing market price for the Company's common stock of $39.9375 per share on that date, were as follows: Richard M. Kovacevich, 142,580 shares, $5,694,289; Paul Hazen, 250,000 shares, $9,984,375; and Les Biller, 20,000 shares, $798,750. Dividends are paid on shares of restricted stock on the same dates and at the same rate as those paid to all holders of Wells Fargo's common stock. All the restricted stock awards vest over a period of five years, beginning in the third year after the date of the original award.

(5) Mr. Hazen's options for 1998 include an option to purchase 500,000 shares of the Company's common stock granted under the terms of his employment agreement. Additional information about this option is found below in the table headed "Option/SAR Grants in Last Fiscal Year": and the discussion under "Employment Agreements." The options shown for Mr. Hazen and Mr. Jacobs for the years 1996-1998 represent options to acquire shares of former Wells Fargo common stock that were converted into options to acquire shares of the Company's common stock upon completion of the Merger.

(6) The amounts shown for Messrs. Kovacevich, Biller, and Murray are the total of the Company's contributions to the Savings Investment Plan ("SIP"), a 401(k) plan in which all employees are eligible to participate, and contributions to the Company's Supplemental Savings Investment Plan, a non-qualified supplemental executive retirement plan ("Supplemental SIP"). For the year ended December 31, 1998, the Company's contribution to SIP for each such executive officer was $9,600 (the maximum allowable contribution under SIP). The Company's contribution to Supplemental SIP for the year ended December 31, 1998, for these officers was as follows:
    Mr. Kovacevich, $183,900; Mr. Biller, $133,525; and Mr. Murray, $92,870.

  The amount shown for Paul Hazen and Rodney L. Jacobs is the total of the former Wells Fargo's contributions to its Tax Advantage and Retirement Plan ("TAP"), a 401(k) retirement plan in which all former Wells Fargo employees participate, and the Benefits Restoration Program ("BRP"), a non-qualified supplemental executive retirement plan maintained by the former Wells Fargo for its executive officers. Messrs. Hazen and Jacobs will continue to participate in TAP and BRP until the Company combines all qualified and non-qualified retirement plans for all employees and executive officers. For the year ended December 31, 1998, the contribution to TAP for each of Messrs. Hazen and Jacobs was $14,440 (the maximum allowable contribution under TAP). The contributions to BRP for the year ended December 31, 1998, for each of these officers were as follows: Mr. Hazen, $75,539; Mr. Jacobs, $43,039.

Option Grants and Exercises

  These tables summarize for 1998 under the Company's Long-Term Incentive Compensation Plan option grants to and option exercises by the executive officers named in the Summary Compensation Table, and the value of the options held by them at December 31, 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                    Potential realizable value
                                                                                    at assumed annual rates of
                                                                                     stock price appreciation
                                Individual Grants                                       for option term(4)
----------------------------------------------------------------------------------- ---------------------------
                                       Percent of total
                                         options/SARs
                                          granted to
                         Options/SARs    employees in   Exercise or base Expiration
          Name           granted (#)    fiscal year(3)  price ($/Share)     date       5% ($)        10% ($)
          ----           ------------  ---------------- ---------------- ---------- ------------- -------------
          (a)                (b)             (c)              (d)           (e)          (f)           (g)
Richard M. Kovacevich...       -0-             *            $     --            --             --            --
Paul Hazen (1)..........   381,000             *             32.1600      02/04/08      7,705,821    19,210,283
                           500,000                           37.3750      11/01/08     11,752,468    29,783,062
Les Biller..............   236,405(2)          *             39.1250      07/22/07      4,897,548    11,964,738
Rodney L. Jacobs (1)....   213,300             *             32.1600      01/20/08      4,314,046    10,932,640
Kenneth R. Murray.......   100,976(2)          *             39.4375      07/23/01        561,020     1,169,387

--------
*Represents less than 1.0% of all stock options granted to employees in 1998.
(1) The options listed in the second line opposite Mr. Hazen's name were granted to him on November 2, 1998 pursuant to the terms of his employment agreement. See "Employment Agreements" below for a discussion of Mr. Hazen's stock options under the terms of this agreement.
(2) The options listed opposite Mr. Biller's and Mr. Murray's names are immediately exercisable "reload options" granted as the result of each officer's exercise of stock options in 1998. The general terms of reload options are described in the Report of the Human Resources Committee on Executive Compensation.
(3) Includes options granted to selected employees under the Company's Long-Term Incentive Compensation Plan and the former Wells Fargo Long-Term Incentive Plan and options granted to all eligible employees of the Company and its subsidiaries under the Best Practices PartnerShares(R) Plan. Participants in the Long-Term Incentive Compensation Plan are not eligible for option grants under the PartnerShares Plan.
(4) The dollar amounts under columns (f) and (g) are based on assumed 5% and 10% annual rates of appreciation set by the Securities and Exchange Commission (the "Commission"). These amounts should not be viewed as, and are not intended to be, a forecast of possible future appreciation, if any, in the Company's stock price.

                        AGGREGATED OPTION/SAR EXERCISES
               IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                            Value (*) of unexercised
                                                     Number of securities           in-the-
                                                    underlying unexercised   money(*) options/SARs
                                                         options/SARs          at fiscal year end
                            Shares       Value      at fiscal year end (#)        (in dollars)
                         acquired on  realized (*) (in shares) Exercisable/       Exercisable/
          Name           exercise (#)     ($)           Unexercisable            Unexercisable
          ----           ------------ ------------ ------------------------ ------------------------
          (a)                (b)          (c)                (d)                      (e)
Richard M. Kovacevich...      --       $   --       1,935,701 /   986,667   $35,302,111 / $8,934,270
Paul Hazen..............      --           --       2,663,080 / 1,125,070    70,611,198 /  6,688,457
Les Biller..............   266,666      2,199,995     833,729 /   533,334    13,896,002 /  4,829,339
Rodney L. Jacobs........      --           --         680,600 /   296,400    15,778,723 /  2,513,025
Kenneth R. Murray.......   133,333      2,466,661     652,959 /   266,667     7,842,361 /  2,414,670

--------
* For purposes of column (c), the "value" of exercised options means the difference between the option exercise price and the market value of the underlying shares based on the closing price of the Company's common stock on the option exercise date; for purposes of column (e), the "value" of unexercised options means the difference between the option exercise price and the market value of the underlying shares based on the closing price for the Company's common stock on December 31, 1998. As used in column (e), an option is "in the money" on a particular date if the option exercise price is less than the market value of the underlying shares based on the closing price for the Company's common stock on that date.

Pension Plans and Other Retirement Arrangements

  The Company currently maintains the "Norwest Corporation Pension Plan" (the "Norwest Pension Plan") and the Norwest Corporation Supplemental Pension Plan (the "Norwest Supplemental Pension Plan") (the "Norwest Plans"). Subject to any necessary governmental approvals, the Company intends to restate the Norwest Pension Plan effective July 1, 1999 into a cash balance defined benefit plan. The Company also plans to amend and restate the Norwest Supplemental Pension Plan to coordinate its provisions with the restated cash balance plan. For purposes of the following description of the Norwest Plans, references to "employees" mean only those persons who were employees of former Norwest and its participating subsidiaries as of November 2, 1998. Employees of the former Wells Fargo (including Paul Hazen and Rodney L. Jacobs) do not currently participate in the Norwest Pension Plans, but will be eligible to participate in the restated cash balance plan and the amended supplemental pension plan.

  Norwest Pension Plan. The Norwest Pension Plan is a defined benefit plan qualified under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code (the "Code"). Benefits under the Norwest Pension Plan are determined by age, years of service, and compensation. The monthly benefit at regular retirement age is a life annuity equal to 1.1% of final average monthly earnings up to the "Integration Level" and 1.6% of final average monthly earnings above the Integration Level for each year of credited service. The Norwest Pension Plan does not take into account more than 35 years of credited service. Under the Norwest Pension Plan, the Integration Level for any year is $1,400 times the Social Security
Wage Base for the Current Year ($     for 1999) divided by $48,000. The
Integration Level (stated as an amount per month) is $2,117.50 for participants retiring in 1999.

  A participant's final average earnings are the highest average monthly compensation paid during any 36 consecutive months within the last 120 months of employment. Compensation for purposes of this calculation means generally all compensation paid to a participant during the year which is reportable on Form W-2, plus salary reduction amounts made under Section 401(k) and Section 125 of the Code. Compensation for this purpose generally excludes contributions to any non-qualified deferred compensation plan maintained by the Company, perquisites, severance pay, gross-ups, payments in lieu of vacation, and stock option or equity-like gains. Incentive compensation amounts will be included in compensation for Norwest Pension Plan purposes in the year received rather than the year earned.

  Compensation under the Norwest Pension Plan for a plan year is limited by Code Section 401(c)(17). The Section 401(c)(17) limit for the 1999 plan year is $160,000. In addition, Section 415 of the Code places certain limitations on the amount of the annual pension that can be paid to a participant from a tax-qualified pension plan. The annual limit currently in effect is $130,000, but depending on when a participant retires, the annual benefit may be greater than that amount.

  Norwest Supplemental Pension Plan. As permitted by ERISA and the Code, employees who participate in the Norwest Supplemental Pension Plan will receive amounts that would be payable under the Norwest Pension Plan but for the Code Sections 401(c)(17) and 415 limits. Compensation under the Supplemental Pension Plan means the participant's basic compensation, as well as amounts earned or received under designated incentive compensation plans of Company, whether or not that compensation is deferred under any non-qualified deferred compensation plan maintained by Company or deferred under Section 401(k) or Section 125 of the Code. Incentive compensation amounts are included in compensation for plan purposes in the year received, rather than the year earned.

  The table below shows the estimated total annual average retirement benefits payable under the Norwest Plans for individuals with various combinations of annualized final average compensation and years of credited service. These estimated benefits do not take into account any Internal Revenue Code limits on retirement benefits. The annual amounts shown below, as estimated and when paid, are not reduced by the amount of Social Security benefits.

                                   Years of Service at Retirement
Final Avg             ---------------------------------------------------------
  Comp                  10       15        20        25        30        35
---------             ------- --------- --------- --------- --------- ---------
250,000..............  38,730    58,094    77,459    96,824   116,189   135,553
500,000..............  78,730   118,094   157,459   196,824   236,189   275,553
750,000.............. 118,730   178,094   237,459   296,824   356,189   415,553
1,000,000............ 158,730   238,094   317,459   396,824   476,189   555,553
1,250,000............ 198,730   298,094   397,459   496,824   596,189   695,553
1,500,000............ 238,730   358,094   477,459   596,824   716,189   835,553
1,750,000............ 278,730   418,094   557,459   696,824   836,189   975,553
2,000,000............ 318,730   478,094   637,459   796,824   956,189 1,115,553
2,250,000............ 358,730   538,094   717,459   896,824 1,076,189 1,255,553
2,500,000............ 398,730   598,094   797,459   996,824 1,196,189 1,395,553
2,750,000............ 438,730   658,094   877,459 1,096,824 1,316,189 1,535,553
3,000,000............ 478,730   718,094   957,459 1,196,824 1,436,189 1,675,553
3,250,000............ 518,730   778,094 1,037,459 1,296,824 1,556,189 1,815,553
3,500,000............ 558,730   838,094 1,117,459 1,396,824 1,676,189 1,955,553
3,750,000............ 598,730   898,094 1,197,459 1,496,824 1,796,189 2,095,553
4,000,000............ 638,730   958,094 1,277,459 1,596,824 1,916,189 2,235,553
4,250,000............ 678,730 1,018,094 1,357,459 1,696,824 2,036,189 2,375,553
4,500,000............ 718,730 1,078,094 1,437,459 1,796,824 2,156,189 2,515,553
4,750,000............ 758,730 1,138,094 1,517,459 1,896,824 2,276,189 2,655,553
5,000,000............ 798,730 1,198,094 1,597,459 1,996,824 2,396,189 2,795,553

  For the executive officers named in the Summary Compensation Table who currently participate in the Norwest Pension Plans, the compensation recognized under the Norwest Pension Plans for 1999 is the amount shown in the table for the year 1998 as "Salary" (column (c)) and, under the transition rules described above, as "Bonus" (column (d)). As of December 31, 1998, their individual credited service was as follows: Mr. Kovacevich, 13 years, 10 months; Mr. Biller, 12 years, 4 months; Mr. Murray, 17 years. Paul Hazen and Rodney L. Jacobs, who were employees of the former Wells Fargo, do not currently participate in the Norwest Pension Plans. Information on retirement benefits payable to Mr. Hazen and Mr. Jacobs under the former Wells Fargo retirement plans and under their employment agreements are discussed below and under the heading "Employment Agreements" on page 28.

  Under Former Wells Fargo Retirement Plans. Mr. Hazen and Mr. Jacobs also participated in a defined benefit plan sponsored by the former Wells Fargo. This plan was terminated in 1994, and annuities were purchased for all participants eligible to receive benefits under this plan, including Mr. Hazen and Mr. Jacobs. Because ERISA limited individual annual benefits payable under the former Wells Fargo plan, Mr. Hazen and Mr. Jacobs also participated in the former Wells Fargo Benefits Restoration Plan ("BRP"). The BRP is a non-qualified supplemental executive retirement plan maintained by the former Wells Fargo for its executive officers, under which they will receive retirement benefits in excess of the ERISA limits. The combined annual benefits payable under the annuities and the BRP beginning at age 65 are: Mr. Hazen, $187,490; and Mr. Jacobs, $27,573.

Long-Term Disability Plans

  The executive officers named in the Summary Compensation Table can participate in the Company's Long-Term Disability Plan, which is available to all employees. This plan covers compensation of up to $500,000 in salary and payments made under designated incentive compensation plans. The plan provides a monthly benefit to an employee scheduled to work 20 or more hours per week who has elected to participate in the plan and who becomes totally disabled for more than 22 weeks. The monthly benefit equals 65% of the participant's average covered compensation, up to a monthly benefit (based on a maximum annual compensation of $500,000) of $27,083. The Supplemental Long-Term Disability Plan extends similar disability coverage for the base salary earned by Richard M. Kovacevich in excess of $500,000. The monthly benefit payable under either plan may be offset by other sources of income. Pursuant to the terms of his employment agreement with the Company, the base salary earned by Paul Hazen is covered by this supplemental plan on the same basis as Mr. Kovacevich's base salary.

Severance Agreements

  The Company has severance agreements with Richard M. Kovacevich, Les Biller, and Kenneth R. Murray, all of whom are named in the Summary Compensation Table. The Company also has termination of employment arrangements with Paul Hazen and Rodney L. Jacobs, who are also named in the Summary Compensation Table. These arrangements are included in the terms of the employment agreements of Messrs. Hazen and Jacobs and are discussed below under the heading "Employment Agreements."

  The severance agreements with Mr. Kovacevich, Mr. Biller, and Mr. Murray are intended to encourage them to continue to carry out their duties if there is a change of control of the Company. Under the terms of these agreements, these executive officers may receive certain payments if their employment is terminated or if their job duties or compensation and benefits are substantially reduced within three years following a change of control of the Company. The maximum payments are two times the sum of each of these executive officer's (i) base salary rate, (ii) the value of perquisites provided by the Company, and (iii) the highest potential incentive compensation award or, in the case of Mr. Kovacevich, an amount equal to the two-year average of his incentive compensation awards. The agreements also continue certain medical, dental and life insurance benefits for up to two years after termination. If payments received by any such officer as a result of a change of control result in an excise tax liability for such officer, the Company also will pay to the officer an additional amount equal to the excise tax plus a gross-up for additional income taxes, interest, and penalties related to the excise tax.

  The Company also has a plan that provides severance pay to employees who are discharged under certain circumstances. All of the executive officers named in the Summary Compensation Table may participate in this plan. The amount of severance pay is based on years of service, job level, and the severance option the employee chooses, and includes payment of base salary and continuation of benefits for specified monthly periods. Mr. Kovacevich also can receive benefits of a minimum payment of 12 months' salary (less the amount of any other severance payments to which he may be entitled under any severance plan of the Company then in effect), a pro rata portion of his incentive compensation, and certain life and health insurance benefits. The benefits are payable if his employment is terminated by the Company for a reason other than cause or if his job duties are substantially reduced and he resigns within 90 days thereafter.

 Employment Agreements

  In connection with the Merger, the Company entered into an employment agreement with Paul Hazen and Rodney L. Jacobs. Under these employment agreements with the Company, Mr. Hazen will be employed for a term of five years and Mr. Jacobs will be employed for a term of three years, in each case beginning on November 2, 1998. During the term of his employment, Mr. Hazen will serve as Chairman of the Board of Directors. Under his employment agreement, Mr. Jacobs will serve as an executive officer of the Company, reporting directly to the Chief Executive Officer or the Chairman of the Board. Following his employment by the Company, Mr. Jacobs was elected as Vice Chairman and Chief Financial Officer of the Company, and reports to Richard M. Kovacevich, as President and Chief Executive Officer. In addition, Messrs. Hazen and Jacobs will each serve as members of the Board of Directors during the terms of their employment.

  Compensation. Under his employment agreement, Mr. Hazen is entitled to receive an annual base salary and bonus of not less than the annual base salary and bonus of the Chief Executive Officer (currently, Richard M. Kovacevich). The amounts Mr. Hazen received in 1998 as salary and bonus are shown in columns (b) and (c) of the Summary Compensation Table. Also pursuant to his employment agreement, Mr. Hazen received a restricted stock award of 250,000 shares, and was granted an option to purchase 500,000 shares of the Company's common stock under its Long-Term Incentive Compensation Plan on November 2, 1998. Information about Mr. Hazen's restricted stock award is included in column (f) of the Summary Compensation Table. Information about Mr. Hazen's stock option grant is included in column (g) of the Summary Compensation Table and
opposite his name in the table on page   of this proxy statement captioned
"Option/SAR Grants in Last Fiscal Year." On November 2, 1999 and November 2, 2000 Mr. Hazen is entitled to receive 125,000 additional shares of restricted stock and an option to purchase 250,000 additional shares of the Company's common stock. Under his employment agreement, Mr. Jacobs' annual base salary, annual bonus, and long-term incentive compensation (stock option grants and restricted stock grants) will be determined each year by the Human Resources Committee using the procedures for executive officers described in the Committee's report on page .

  Retirement and Other Benefits. Mr. Hazen and Mr. Jacobs will each receive an annual retirement benefit, payable immediately upon the termination of their employment for any reason, equal to not less than 25% of their 1997 taxable compensation as defined in their employment agreements. This benefit will be reduced by the amount of any retirement benefits accrued after the date of their employment by the Company that may be payable to them under any qualified or non-qualified defined benefit retirement plan of the Company. They are also entitled to participate in all employee benefit, stock incentive, welfare, and other plans, practices, policies, and perquisites applicable to, and on the same basis, in Mr. Hazen's case, as the Chief Executive Officer, and in Mr. Jacobs' case, as his "peer executive officer." For purposes of his employment agreement, Mr. Jacobs' peer executive officer is defined as the highest paid executive officer of the Company, other than the Chairman and the Chief Executive Officer (currently, Les Biller, Vice Chairman and Chief Operating Officer).

  Termination of Employment. Mr. Hazen and Mr. Jacobs are each entitled to certain payments under their employment agreements if their employment is terminated other than for cause, death, or disability, or if they terminate their employment with the Company for "good reason." "Good reason" includes the Company's assigning any duties, authority, titles, offices or reporting requirements inconsistent with either Mr. Hazen's or Mr. Jacobs' positions with the Company specified under the terms of their employment agreements, failure by the Company to comply (other than inadvertently) with the compensation provisions of their employment agreements, an attempt by the Company to terminate Mr. Hazen's or Mr. Jacobs' employment other than pursuant to the terms of his agreement, or the failure by any successor to the Company's business or substantially all its assets to assume and perform the Company's obligations under the employment agreements. Upon termination, Mr. Hazen and Mr. Jacobs will each be entitled to a lump-sum cash payment of (i) any unpaid base salary and (ii) a pro rata annual bonus, based on the highest bonus each of them received for the three years preceding the date their employment terminates (the "termination date"). Mr. Hazen will also receive a cash payment in an amount equal to (i) the sum of his base salary and his highest annual bonus in the three years preceding his termination date times
(ii) the number of months from his termination date to the end of his contractual employment period divided by 12. Mr. Hazen and Mr. Jacobs will also continue to participate in all medical, dental, welfare, and other plans and benefits in which they were eligible to participate.

  If either Mr. Hazen's or Mr. Jacobs' employment terminates because of death or permanent total disability, he (or his estate, in the case of death) will receive a lump-sum cash payment equal to his unpaid base salary plus a pro rata annual bonus based on his highest bonus for the three years preceding the date of his death or disability.

  In the event Mr. Hazen's employment terminates under any of the circumstances described above, all outstanding stock options and awards of restricted stock held by Mr. Hazen as of the date employment terminates will become exercisable or vest in full.

  If any payment or distribution received by Mr. Hazen or Mr. Jacobs under the terms of his employment agreement would result in an excise tax liability, the Company will make an additional payment to him so that after the payment of all income and excise taxes, he will be in the same after-tax position as if no excise tax had been imposed.

  Non-Competition. Under their employment agreements, Mr. Hazen and Mr. Jacobs may not disclose confidential information or compete with the Company during the term of their employment and for specified periods thereafter. If either of them breaches the non-competition provision, the Company's obligation to pay that executive officer's retirement benefit will be suspended and will recommence only when he is no longer in violation of the provision, but with a 50% reduction of the retirement benefit.

                       Other Information About Directors
                            And Executive Officers

Loans

  During the past year some directors (including the directors discussed below under "Compensation Committee Interlocks and Insider Participation"), executive officers, one or more members of their immediate families, and one or more of their associates had banking transactions, including loans, in the ordinary course of business with Wells Fargo and Norwest bank subsidiaries. In addition, Norwest Investment Services, Inc., a broker-dealer subsidiary, made margin loans in the ordinary course of business to some executive officers. All loans were made on substantially the same terms, including interest rates and collateral, as those available at the time for similar transactions with other persons. The loans did not involve more than the normal risk of collection or have other unfavorable features.

  Three non-employee directors and nine executive officers of the Company (including executive officers named in the Summary Compensation Table), as well as members of the immediate families of three non-employee directors and nine executive officers, also obtained mortgage loans from Norwest Mortgage, Inc. ("NMI") and WFC Holdings Corporation, both subsidiaries of the Company.

  Certain of these loans were interest-free loans under the Company's relocation program for employees who relocate to high cost areas (the "Relocation Program"). Under this program, an employee who relocates to a designated high-cost area is eligible to receive a 30-year, interest-free loan in an amount up to 100% of his or her annual salary. The loan must be used to purchase a new primary residence which must be comparable in size and amenities to the employee's previous home. The loan will be secured by a mortgage on the residence purchased (although this mortgage may be subordinate to mortgage financing provided by a third party) and must be repaid in full if the employee terminates employment with the Company or retires, or if the employee sells or refinances other mortgage debt on the residence.

  With respect to any mortgage loans made by NMI other than pursuant to the Relocation Program, NMI waived an origination fee equal to 1% of the loan amount for each loan to a director or executive officer under its policy available to all Company employees.

  Information about loans to these directors and the executive officer listed in the Summary Compensation Table, as well as to a member of a director's immediate family, is shown in the table below:

                          Highest Outstanding   Outstanding
        Name and             Loan Balance     Loan Balance on   Annual Interest
   Principal Position        Since 1/1/98         1/31/99            Rate
   ------------------     ------------------- --------------- -------------------
Les Biller..............         474,000               -0-    7.1250% (adjustable)
 Vice Chairman and Chief
 Operating Officer and
 Director
Paul Hazen..............      $1,344,914        $1,313,078      6.1700% (fixed)
 Chairman
Richard M. Kovacevich...         995,000           995,000            (1)
 President and
 Chief Executive Officer
Richard D.                       628,840               -0-    6.3750% (adjustable)
 McCormick(2)...........
 Director
Benjamin F. Montoya.....          61,000            60,803      7.1250% (fixed)
 Director
Michael W. Wright(3)....         972,000               -0-      7.8750% (fixed)
 Director
Immediate Family Members              (4)               (4)           (4)
 of Other Directors.....

--------
(1) The indicated loan was an interest-free loan made to Richard M. Kovacevich under the Company's Relocation Program for his purchase of a new primary residence in the San Francisco area in connection with the relocation of the Company's headquarters to that city from Minneapolis, Minnesota.
  The daughter of Richard M. Kovacevich also had a mortgage loan with NMI during 1998. The interest rate on the loan was 7.125% (fixed) and the highest outstanding loan balance during 1998 was $225,000. Because NMI sold the mortgage loan in 1998, no amount is shown as outstanding as of December 31, 1998.

(2) The son of Richard D. McCormick also had a mortgage loan with NMI during 1998. The interest rate on the loan was 6.750% (fixed) and the highest outstanding loan balance during 1998 was $150,000. Because NMI sold the mortgage loan in 1998, no amount was outstanding as of December 31, 1998.

(3) Two daughters of Michael W. Wright also had mortgage loans with NMI during 1998. The interest rates on the loans were 7.125% (fixed) and 6.500% (fixed) and the highest outstanding loan balances were $130,400 and $156,800, respectively. Because NMI sold the mortgage loans in 1998, no amounts were outstanding as of December 31, 1998.

(4) The daughter of Ian M. Rolland had a mortgage loan with NMI during 1998. The interest rate on the loan was 7.250% (adjustable) and the highest outstanding loan balance during 1998 was $74,000. The outstanding balance as of December 31, 1998 is $73,942.

  The remaining seven executive officers and six immediate family members of the executive officers were indebted to NMI and WFC Holdings Corporation in the total amount of $6,725,503 during 1998. The NMI and WFC Holdings Corporation mortgage loans had fixed and adjustable interest rates ranging from 5.375% to 8.250% per annum. In addition, one other executive officer received an interest-free mortgage loan in 1998 in the amount of $315,000 pursuant to the Relocation Program to purchase a home in San Francisco.

  Of the mortgage loans discussed above, seven have been sold by NMI in the secondary real estate mortgage market.

Compensation Committee Interlocks and Insider Participation

  Each year the Human Resources Committee (the "Committee") determines the compensation to be paid to Wells Fargo's Chief Executive Officer and other executive officers, including the executive officers named in the Summary Compensation Table. The members of the Committee for 1998 were Michael W. Wright (Chair), Michael R. Bowlin, William A. Hodder, Richard D. McCormick, Donald B. Rice, Ian M. Rolland, Daniel M. Tellep, and John A. Young. During 1998, Richard D. McCormick and Michael W. Wright had banking transactions, including loans, in the ordinary course of business with one or more of the Norwest bank subsidiaries. All loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collection or present other unfavorable features. Mr. McCormick, a member of his immediate family, Mr. Wright, two members of his immediate family, and a member of Mr. Rolland's immediate family had mortgage loans with Norwest Mortgage, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company's directors, executive officers, and anyone holding more than 10% of the Company's common stock ("reporting persons") to report their initial ownership of common stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. The Company is required to disclose in this Proxy Statement the failure of any reporting person to file these reports when due. All reporting persons of the Company satisfied these filing requirements, except Les Biller and James R. Campbell, executive officers of the Company. Mr. Biller failed to file a Form 4 when due to report a gift to him by his spouse made in 1997. Mr. Campbell failed to file a Form 4 when due to report a gift to his children made in 1998. Mr. Biller and Mr. Campbell ultimately reported these transactions on Form 4. In making these disclosures, the Company relied on written representations of each reporting person and copies of the reports filed with Commission.

                         Item 2. Proposal To Amend The
                     Long-Term Incentive Compensation Plan

  The Board of Directors has approved an amendment (the "Plan Amendment") to the Company's Long-Term Incentive Compensation Plan (the "Plan") to increase the maximum number of shares of common stock that may be awarded under the Plan by an additional 40,000,000 shares. In order for the Plan Amendment to take effect, stockholders must approve it at the 1999 annual meeting.

  The Board believes that the Plan is an important way to attract, retain and motivate key employees, and that it is appropriate to increase the number of shares available for awards under the Plan. Approval of the proposed Plan Amendment will ensure that enough shares are available under the Plan to encourage stock ownership by executive officers and key employees and to help the Company attract and retain individuals who will contribute to the Company's success.

  A copy of the Plan Amendment is included at the end of this Proxy Statement as Exhibit A.

The Plan

  Key employees (including executive officers and directors who are employees) of the Company and its subsidiaries selected by the Human Resources Committee (the "Committee") are eligible to become participants in the Plan. Key employees selected by the Committee may receive awards in the form of stock options, stock appreciation rights, restricted stock, performance shares,
performance units or stock. As of December 31, 1998 a total of      persons
participated in the Plan. No employee may be granted stock options or stock appreciation rights covering more than 7,000,000 shares in any calendar year.

  In February 1999, the Board also adopted certain amendments to the Plan which do not require stockholder approval under the terms of the Plan. These amendments (i) make certain definitions consistent with other Company plans,
(ii) limit the number of shares that may be issued pursuant to certain stock awards that have vesting periods of less than three years, (iii) generally require a minimum term for restricted stock of three years, and (iv) make administrative changes or clarifications to various sections of the Plan affected by these amendments.

  Stock options may be granted as non-qualified stock options or incentive stock options, and must be granted at a price no lower than the fair market value of the stock on the day of grant. Fair market value on any day means the immediately preceding trading day's closing price of a share of common stock reported on the New York Stock Exchange for that day. Stock options may be exercised during a period of time fixed by the Committee, except that no stock option may be exercised more than ten years after the day it is granted. At the discretion of the Committee, the purchase price for stock acquired by exercising an option may be paid for in cash, in other shares of Company common stock, or by delivering to the Company irrevocable instructions to a broker to promptly deliver to the Company sale or loan proceeds sufficient to pay the purchase price.

  Stock options granted under the Plan may include a reload feature. When an option with this feature is exercised, the participant receives a reload option to purchase the number of shares of common stock equal to the number of whole shares used by the participant to pay the purchase price of the original option. If shares are withheld by the Company to pay the participant's withholding taxes, the reload option will also include a number of shares equal to the number of shares withheld. The exercise price of the reload option is the fair market value of the Company's common stock on the date the reload option is granted. A reload option expires on the same date as the original option and may be exercised at any time between its grant date and the expiration date of the original option. Reload options are intended to encourage participants to exercise options early in their terms by allowing the participant to preserve the opportunity for future appreciation over the remaining life of the original option.

  A stock appreciation right granted under the Plan entitles a participant to receive a payment, in cash or common stock or a combination of both, in an amount equal to the difference between the fair market value of the stock at the time of exercise and the fair market value as of the date of grant. Stock appreciation rights may be exercised during a period of time fixed by the Committee not to exceed ten years after the grant date.

  A grant of restricted stock consists of a specified number of shares of common stock which are subject to restrictions on transfer, conditions of forfeiture, and any other terms and conditions for periods determined by the Committee. Under the terms of each grant, and except in the case of a participant's death, disability or retirement or a change of control of the Company, a participant forfeits the right to receive the shares if he or she is not continuously employed by the Company or an affiliate until the restrictions end. Prior to the termination of the restrictions, a participant may vote and receive dividends on the restricted stock but may not sell or otherwise transfer the shares. The Committee may also make awards of common stock without restrictions.

  A grant of performance shares or performance units entitles a participant to receive cash, common stock (which may be restricted stock), or a combination of both, based on the degree of achievement of pre-established performance targets over a performance cycle of two to five years, as determined by the Committee. The Committee may set maximum and minimum performance targets relating to corporate, group, unit or individual earnings growth, or any other standard. The Committee also sets the maximum number of performance shares or dollars of performance units may be received if that participant achieves the maximum performance target. For performance that falls below the maximum but exceeds the minimum performance target, the Committee may pay a portion of the award.

  Under the Plan Amendment approved by the Board in February 1999, no more than 5% of the sum of the number of shares available for awards under the plan as of April 27, 1999 and 40,000,000 shares if the Plan Amendment is approved by stockholders may be made subject to (i) restricted stock awards that vest in fewer than three years from the award date, (ii) stock awards without restrictions (other than stock awards made in lieu of salary, bonus, or other cash compensation), or (iii) awards of performance shares or performance units with a performance cycle of less than three years.

  The Committee has the discretion to determine the period of time up to the original expiration date during which options or stock appreciation rights may be exercised after a participant's death, permanent disability, or retirement. The Board of Directors may modify, suspend or terminate the Plan but may not, without the prior approval of the stockholders of the Company, make any change to the Plan that increases the total amount of common stock which may be awarded (except to reflect changes in capitalization), changes the class of employees eligible to participate, withdraws the administration from the Committee or permits any person, while a member of the Committee, to be eligible to participate.

  On February 28, 1999,     shares were covered by options (including reload
options) granted under the Plan, at option prices ranging from $  to $     per
share and with expiration dates ranging from     , 19  to    , 20 , and
shares were subject to restricted stock awards granted under the Plan that vest in full on dates ranging from February , 1999 to February , 20 . On February , 1999, the closing market price of a share of Company common stock
was $    . Other than stock options and restricted stock awards, no stock appreciation rights or other types of awards are outstanding under the Plan.

  Information about options granted in 1998 under the Plan to the Chief Executive Officer and the four other most highly compensated executive officers can be found in the table under the heading "Options/SAR Grants in
Last Fiscal Year" on page   of this Proxy Statement. In 1998, options
(including reload options) totaling      shares were granted to current
executive officers as a group under the Plan, and options (including reload
options) totaling     shares were granted under the Plan to all employees
(excluding executive officers) as a group. Options (other than reload options) generally become exercisable in three annual installments beginning one year after the date of the option grant. All reload options are exercisable upon grant.

  No information can be provided with respect to options or awards that may be granted in the future under the Plan, as amended by the Plan Amendment. Such awards are within the discretion of the Committee. The Committee has not decided future awards or who might receive them.

The Plan Amendment

  Increase in Available Shares. As of February 28, 1999, awards (including
options and restricted stock awards) covering     shares were outstanding and
     shares were available for grant under the Plan. If stockholders approve the Plan Amendment at the 1999 annual meeting, the estimated maximum number of shares that may be issued under the Plan (in addition to shares subject to
awards as of April 27, 1999) would be increased to      shares. This number
represents shares available for, but not yet subject to, an award as of the
date of the annual meeting (     shares, assuming no awards are made under the
Plan between February 15, 1999 and that date), and the additional 40,000,000 shares authorized by the Plan Amendment.

  Either authorized but unissued shares or treasury shares of common stock may be issued in connection with awards under the Plan. In addition, the following shares can also be re-used for a new award: (1) any shares subject to an award which are forfeited or not issued because the terms and conditions of the award are not met, (2) any shares used to pay all or part of an option exercise price, (3) any shares subject to awards paid in cash, and (4) any shares relating to exercised stock appreciation rights.

  Certain Federal Income Tax Consequences. The following discussion summarizes the federal income tax consequences to participants who receive options under the Plan. This summary is based upon the provisions, regulations, and interpretations of the Code in effect as of January 1, 1999.

  Non-Qualified Stock Options. A participant who is granted a non-qualified stock option will not have income and the Company will not be allowed a deduction at the time the option is granted. When a participant exercises a non-qualified stock option, the difference between the option price and any higher market value of the stock on the date of exercise (the "stock option gains") will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company or a subsidiary. The capital gain holding period of the shares acquired will begin one day after the date the stock option is exercised. When a participant disposes of shares acquired by the exercise of the option, any amount received that is more than the fair market value of the shares on the exercise date will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the exercise date, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.

  The tax consequences to a participant and to the Company of the exercise of a non-qualified stock option described above assume that the participant has not elected to defer stock option gains under the Company's Employees' Deferred Compensation Plan. The amount of the stock option gains deferred is credited in the form of shares to the participant's deferral account (the "Deferral Account"). Dividends paid on Company common stock are also credited to and reinvested in Company common stock in participant's Deferral Account. A participant who elects to defer stock option gains will not have ordinary income until shares credited to the Deferral Account, including dividend reinvestment shares, are actually distributed to the participant. The Company will be entitled to a deduction equal to the value of all shares distributed for federal income tax purposes at that time.

  Incentive Stock Options. A participant who is granted an incentive stock option also will not have income and the Company will not be allowed a deduction at the time the option is granted. When a participant exercises an incentive stock option while employed by the Company or a subsidiary or within the three-month period (one-year period, in the case of disability) after his or her employment ends, the participant will not recognize any ordinary income at that time. However, any excess of the fair market value of the shares acquired by such exercise over the option price will be an item of tax preference for purposes of any federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are disposed of more than two years after the date of grant and one year after the date of transfer of the shares to the participant ("statutory holding periods"), any sale proceeds that are more than the total option price of these shares will be long-term capital gain. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a "Disqualifying Disposition"), generally, the amount by which the fair market value of the shares at the time of exercise is more than the total option price will be ordinary income at the time of such Disqualifying Disposition. If a Disqualifying Disposition occurs, the Company will be entitled to a federal tax deduction for a similar amount.

  Payment of Option Price in Shares. If a participant pays the exercise price of a non-qualified or incentive stock option with previously owned shares of Company common stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a non-qualified option is being exercised. The participant does not recognize income and the Company receives no deduction as a result of the tax-free portion of the exchange transaction. If the use of previously-acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described under the heading "Incentive Stock Options."

  Stock Appreciation Rights. A participant who receives stock appreciation rights will not recognize income and the Company will not be allowed a deduction at the time such stock appreciation rights are granted. When a participant exercises stock appreciation rights, the amount of cash and the fair market value of the shares of common stock of the Company received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company or its subsidiary.

Recommendation; Vote Required

  Approval of the Plan Amendment requires a vote in favor of the Plan Amendment by the holders of a majority of the Company's shares of common stock present in person or represented by proxy at the annual meeting.

      The Board of Directors recommends that stockholders vote FOR the proposal to amend the Long-Term Incentive Compensation
       Plan. This proposal is identified as Item 2 on the enclosed proxy card.

                        Item 3. Appointment Of Auditors

  Stockholders will also vote at the annual meeting to ratify the appointment by the Board of Directors of KPMG LLP, independent certified public accountants, as auditors of the Company and its subsidiaries for the year ending December 31, 1999. KPMG LLP or its predecessors have examined books and records of the Company each year since 1931.

  Representatives of KPMG LLP are expected to be present at the annual meeting of stockholders to answer appropriate questions and to make a statement if they wish.

      The Board of Directors recommends that stockholders vote FOR the proposal to ratify the appointment of auditors. This
      proposal is identified as Item 3 on the enclosed proxy card.

                   Item 4. Stockholder Proposal Relating To
                               Cumulative Voting

  Mr. Gerald R. Armstrong, 910 Fifteenth Street, No. 754, Denver, Colorado 80202-2924, who held 18,443 shares of common stock on November 9, 1998, intends to submit a resolution to stockholders for approval at the 1999 annual meeting. Mr. Armstrong's resolution and supporting statement are printed below.

Resolution

  That the shareholders of WELLS FARGO & COMPANY, assembled in person and by proxy in an annual meeting, now request the Board of Directors to take those steps necessary to provide for cumulative voting in the election of directors, which means that each shareholder shall be entitled to vote as many votes as shall equal the number of shares owned multiplied by the number of directors to be elected, and cast all of the accumulated votes for a single nominee, or for two or more nominees as the shareholder may see fit.

Statement

  Within the merger of Wells Fargo and Norwest, there are two groups of shareholders with each one owning nearly half of the shares outstanding.

  If one group were to garner a simple majority of the shares being voted, it could elect all directors and leave the owners of 49% of the shares without representation on the board.

  The National Bank Act and laws of Minnesota and California require cumulative voting for shareholders; however, holding companies like Wells Fargo escape it by incorporating in Delaware.

  Many acquisitions made by Wells Fargo, and its predecessors, had cumulative voting. These included United Banks of Colorado, Goldenbanks of Colorado, Cal Rep Bancorp, and others. It is the proponent's opinion that the shareholders of these entities were not compensated for the loss of these voting rights.

  The use of cumulative voting was present in the 1996 annual meeting of Professional Bancorp where shareholders owning significant shares were able to elect their nominees over the incumbents; however, the former directors, because of their ownership, were able to elect representatives of their choice. In 1998, Professional Bancorp paid its first cash dividends.

  A California law requires that all state pension holdings and state college funds invested in voting shares, must be voted in favor of cumulative voting proposals which shows increasing recognition of the importance of this democratic means for electing directors.

  In view of the large number of shares being allocated to management and employees, it is essential that voting rights be proportionate. Also, it appears that fewer acquisitions are being made by holding companies as the market prices of shares have increased significantly denying the shareholders a meaningful premium. The proponent believes that enhanced voting rights can be an attraction to shareholders seeking the best offer and this is why Westamerica Bancorporation has made many acquisitions.

  Many successful corporations have cumulative voting. For example, Pennzoil which defeated Texaco in litigation. Ingersoll-Rand has cumulative voting and was recognized by FORTUNE magazine as second in its industry as "America's Most Admired Corporations" and WALL STREET TRANSCRIPT noted "on almost any criteria . . . Ingersoll-Rand excels." It has usually increased its dividend greater than Wells Fargo.

  Lockheed-Martin and VWR Corporation now have provisions that if any entity acquires 40% of their shares, cumulative voting applies for all shareholders. American Premier adopted cumulative voting in 1995.

  IF YOU AGREE WITH THIS PROPOSAL, PLEASE MARK YOUR PROXY FOR.

Position of the Board of Directors

  The Board of Directors recommends that stockholders vote AGAINST this proposal, which is identified as Item 4 on the enclosed proxy card, for the following reasons:

  Under the Company's Restated Certificate of Incorporation and By-Laws, each stockholder may cast one vote per share owned in favor of, or may withhold his or her votes from, each director-nominee at the annual meeting. A director is elected by receiving the votes of a plurality of the shares represented at the meeting. Under the cumulative voting proposal advocated by Mr. Armstrong, each stockholder would be entitled to a number of votes equal to the number of shares owned by the stockholder multiplied by the number of director-nominees. These votes could be divided among the nominees for director or they could all be cast for a single nominee.

  Mr. Armstrong also presented a cumulative voting proposal at the 1997 and 1998 annual meetings of Norwest Corporation. His current cumulative voting proposal is similar to the proposal he submitted in 1997. His 1998 proposal, however, provided that cumulative voting rights would be triggered only when a single stockholder, or group of affiliated stockholders, holds at least 30% of the outstanding common stock. Under his proposal this year, cumulative voting would be required for all elections of directors.

  In 1997, stockholders holding approximately 68% of the outstanding common stock that voted on the cumulative voting proposal voted against it. In 1998, stockholders holding approximately 67% of the outstanding common stock that voted on the cumulative voting proposal also voted against it.

  Cumulative voting operates to permit a small faction of the stockholders to elect a director or directors to the board to represent the faction's point of view. Cumulative voting will facilitate the election of "special interest" directors to the Company's Board of Directors. The Board of Directors believes that a board composed of factions focused on the special interests of one or more groups will function less effectively than a board whose members are elected by and consider themselves representatives of all stockholders.

  Especially in light of the combination of the companies that formed the new Wells Fargo & Company, the perspective of every director should be the interest of all stockholders. Accordingly, the Board of Directors recommends that stockholders vote AGAINST this proposal.
                 DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

  Any proposal to be presented at the 2000 annual meeting from a stockholder who wishes to have the proposal included in the Company's proxy materials sent to stockholders for the 2000 annual meeting using the processes contained in Rule 14a-8 of the Securities Exchange Act of 1934 must be received by the Secretary of the Company, at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026, no later than November 23, 1999.

  Any proposal from a stockholder to be presented at the 2000 annual meeting of the stockholders of the Company that is submitted outside the processes of Rule 14a-8 and therefore will not be included in proxy materials to be sent to stockholders by the Company, must be received by the Secretary of the Company, at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026, not earlier than December 28, 1999 and not later than January 28, 2000 in order to be considered timely received under the By-laws of the Company.

                                ANNUAL REPORTS

  The Company's 1998 Annual Report has been sent to stockholders. Please read the Annual Report together with the "Addendum to 1998 Annual Report to Stockholders" appearing on the last page of this proxy statement. The Company will send a copy of the Company's Annual Report on Form 10-K for 1998, including the financial statements and schedules, as filed with the Securities and Exchange Commission without charge to any stockholder who requests a copy in writing. A stockholder may also request copies of any exhibit to the Form 10-K. The Company will charge a fee to cover expenses to prepare and send any exhibits. Please send requests to: Corporate Secretary, Wells Fargo & Company, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026.

                                                                      EXHIBIT A

                             PROPOSED AMENDMENT TO
                     LONG-TERM INCENTIVE COMPENSATION PLAN

  The proposed language to be added to Section 4 of the Long-Term Incentive Compensation Plan is underlined and the language to be deleted in enclosed in brackets.

    4. Shares Available Under the Plan; Limitation on Awards. The maximum number of Shares that may be issued under this Plan on and after April 27, 1999 [April 28, 1998] (in addition to Shares which prior to April 27, 1999 [April 28, 1998] were subject to Awards) shall not exceed the sum of (i) the number of Shares available for, but not yet subject to, an Award as of April 27, 1999 [April 28, 1998], plus (ii) 40,000,000 [37,000,000] Shares.

                Addendum To 1998 Annual Report To Stockholders

Supplementary Financial Data--Quarterly Financial Information (Unaudited)

The following condensed, consolidated statement of income presents the Company's results of operations for the eight quarters ended December 31, 1998. This information should be read in conjunction with the Financial Review and the Financial Statements contained in the 1998 Annual Report to Stockholders.

    --------------------------------------------------------------------------------------------------------------------------------
                                                               1998                                         1997
                                                           Quarter ended                               Quarter ended
                                             ------------------------------------------ --------------------------------------------
 (inmillions, except per share amounts)      Dec. 31  Sept. 30(1) June 30(1) Mar. 31(1) Dec. 31(1) Sept. 30(1) June 30(1) Mar. 31(1)
---------------------------------------      -------  ----------- ---------- ---------- ---------- ----------- ---------- ----------
    interest income                          $ 3,598    $ 3,528    $ 3,490    $ 3,439    $ 3,445     $ 3,400    $ 3,377    $ 3,380
    interest expense                           1,297      1,265      1,258      1,245      1,263       1,251      1,230      1,210
                                             -------    -------    -------    -------    -------     -------    -------    -------
    net interest
     income                                    2,301      2,263      2,232      2,194      2,182       2,149      2,147      2,170
    Provision for loan
     losses                                      624        307        309        305        343         320        263        214
                                             -------    -------    -------    -------    -------     -------    -------    -------
    Net interest
     income after
     provision for
     loan losses                               1,677      1,956      1,923      1,889      1,839       1,829      1,884      1,956
                                             -------    -------    -------    -------    -------     -------    -------    -------
    noninterest income
    Service charges on
     deposit accounts                            364        356        332        305        315         311        308        310
    Trust and
     investment fees
     and commissions                             274        267        269        259        244         247        235        228
    Credit card fee
     revenue                                     136        136        128        121        126         119        107         96
    Other fees and
     commissions                                 252        241        232        221        213         214        206        193
    Mortgage banking                             252        275        303        276        258         254        188        226
    Insurance                                     70         73        111         95         72          74        100         90
    Net venture
     capital gains
     (losses)                                     (4)         4         53         59         26          53         93         19
    Net gains on
     securities
     available for
     sale                                          8         76         66         19         50          22         22          5
    Other                                        205        193        221        178        175         133        169        173
                                             -------    -------    -------    -------    -------     -------    -------    -------
     Total noninterest
      income                                   1,557      1,621      1,715      1,533      1,479       1,427      1,428      1,340
                                             -------    -------    -------    -------    -------     -------    -------    -------
    noninterest
     expense
    Salaries and
     benefits                                  1,292      1,061      1,055      1,007        979         958        933        940
    Equipment                                    328        192        196        184        195         181        187        176
    Net occupancy                                200        188        187        189        181         179        176        183
    Goodwill                                     104        108        104        104        112         103        113        105
    Core deposit
     intangible                                   60         58         61         63         67          68         71         67
    Net losses on
     dispositions of
     premises and
     equipment                                   270          7         41          7         19          11          7         39
    Operating losses                              46         35         33         39         72          62        190         50
    Other                                      1,182        698        775        703        633         634        686        612
                                             -------    -------    -------    -------    -------     -------    -------    -------
     Total noninterest
      expense                                  3,482      2,347      2,452      2,296      2,258       2,196      2,363      2,172
                                             -------    -------    -------    -------    -------     -------    -------    -------
    income (loss)
     before income tax
     expense (benefit)                          (248)     1,230      1,186      1,126      1,060       1,060        949      1,124
    Income tax expense
     (benefit)                                   (54)       488        467        442        410         430        392        462
                                             -------    -------    -------    -------    -------     -------    -------    -------
    net income (loss)                        $  (194)   $   742    $   719    $   684    $   650     $   630    $   557    $   662
                                             =======    =======    =======    =======    =======     =======    =======    =======
    net income (loss)
     applicable to
     common stock                            $  (203)   $   733    $   710    $   676    $   640     $   619    $   546    $   650
                                             =======    =======    =======    =======    =======     =======    =======    =======
    earnings (loss)
     per common share                        $  (.12)   $   .45    $   .44    $   .42    $   .40     $   .38    $   .33    $   .39
                                             =======    =======    =======    =======    =======     =======    =======    =======
    diluted earnings
     (loss) per common
     share                                   $  (.12)   $   .45    $   .43    $   .41    $   .39     $   .38    $   .33    $   .39
                                             =======    =======    =======    =======    =======     =======    =======    =======
    dividends declared
     per common share                        $  .185    $  .185    $  .165    $  .165    $  .165     $   .15    $   .15    $   .15
                                             =======    =======    =======    =======    =======     =======    =======    =======
    Average common
     shares
     outstanding                             1,642.4    1,617.3    1,610.3    1,615.7    1,621.1     1,623.6    1,639.1    1,654.8
                                             =======    =======    =======    =======    =======     =======    =======    =======
    Diluted average
     common shares
     outstanding                             1,642.4    1,640.7    1,632.2    1,639.1    1,641.9     1,646.4    1,663.1    1,679.7
                                             =======    =======    =======    =======    =======     =======    =======    =======
    --------------------------------------------------------------------------------------------------------------------------------

(1) Amounts have been restated to reflect the pooling-of-interests accounting treatment of the Merger. The restated amounts include adjustments to conform the accounting policies of the former Norwest and the former Wells Fargo. In noninterest expense, salaries and benefits decreased by approximately $2 million in each of the quarters that preceded the fourth quarter 1998 to conform the accounting treatment for the postretirement transition obligation identified with the implementation of FAS 106, Employers' Accounting for Postretirement Benefits Other than Pensions. Additionally, equipment expense increased $2 million for the quarter ended June 30, 1998 and $6 million, $4 million, $6 million and $2 million for the quarters ended December 31, 1997, September 30, 1997, June 30, 1997 and March 31, 1997, respectively.

                      LONG-TERM INCENTIVE COMPENSATION PLAN
                    (As amended effective February 23, 1999)

1. Purpose. The purpose of Wells Fargo & Company's Long-Term Incentive Compensation Plan (the "Plan") is to motivate key employees to produce a superior return to the stockholders of Wells Fargo & Company by offering them an opportunity to participate in stockholder gains, by facilitating stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining talented executives for key positions by providing an attractive capital accumulation opportunity.

2.   Definitions.

     2.1 The following terms, whenever used in this Plan, shall have the meanings set forth below:

          (a) "Affiliate" means any corporation or limited liability company, a majority of the voting stock or membership interests of which is directly or indirectly owned by the Company, and any partnership or joint venture designated by the Committee in which any such corporation or limited liability company is a partner or joint venturer.

          (b) "Award" means a grant made under this Plan in the form of Performance Shares, Restricted Stock, Stock Options, Performance Units, Stock Appreciation Rights, or Stock.

          (c)  "Board" means the Board of Directors of the Company.

          (d) "Committee" means a committee selected by the Board and consisting of two or more members of the Board.

          (e) "Company" means Wells Fargo & Company, a Delaware corporation formerly known as Norwest Corporation.

          (f) "Employee" means a regular salaried employee (including an officer or director who is also an employee) of the Company or an Affiliate.

          (g) "Fair Market Value" as of any date means the immediately preceding trading day's closing price of a share of Stock as reported by the consolidated tape of the New York Stock Exchange.

          (h) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422A of the Internal Revenue Code of 1986, as amended.

          (i) "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

          (j)  "Option" means a right to purchase Stock.

          (k) "Participant" means a person designated by the Committee to receive an Award under the Plan who is an Employee at the time of such designation.

          (l) "Performance Cycle" means the period of time of not fewer than two years nor more than five years as specified by the Committee over which Performance Shares or Performance Units are to be earned.

          (m) "Performance Shares" means an Award made pursuant to Section 6 which entitles a Participant to receive Shares, their cash equivalent or a combination thereof based on the achievement of performance targets during a Performance Cycle.

          (n) "Performance Units" means an Award made pursuant to Section 6 which entitles a Participant to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Cycle.

          (o) "Plan" means this Long-Term Incentive Compensation Plan, as amended from time to time.

          (p) "Restricted Stock" means Stock granted under Section 7 that is subject to restrictions imposed pursuant to said Section.

          (q) For all Awards outstanding on November 2, 1998, "Retirement" means retirement which would entitle a Participant to a benefit under Section 6.1 or Section 6.2 of the Norwest Corporation Pension Plan or under Section 4.1 or Section 4.2 of the Norwest Financial Pension Plan if such plans had remained in effect under their terms as of November 2, 1998. For all Awards granted subsequent to November 2, 1998, "Retirement" means termination of employment after reaching the earlier of (i) age 55 with 10 completed years of service, or (ii) 80 points (with one point credited for each completed age year and one point credited for each completed year of service), or (iii) age 65. For purposes of this definition, a Participant is credited with one year of service after completion of each full 12-month period of employment with the Company or an Affiliate as determined by the Company or Affiliate.

          (r)  "Share" means a share of Stock.

          (s) "Stock" means the common stock, $1-2/3 par value per share, of the Company.

          (t) "Stock Appreciation Right" means the right to receive a payment in cash or in Stock or a combination thereof in an amount equal to the excess of the Fair Market Value of the Stock at the time of exercise over the Fair Market Value of the Stock at the time of grant.

          (u) "Successor" means the legal representative of the estate of a deceased Participant or the person or persons who may acquire the right to exercise an Option or to receive Shares issuable in satisfaction of an Award, by bequest or inheritance.

          (v) "Term" means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock are in effect.

     2.2 Gender and Number. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have exclusive power to determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award. The Committee's interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan.

4. Shares Available Under the Plan; Limitation on Awards. The maximum number of Shares that may be issued under this Plan on and after April 27, 1999* [April 28, 1998] (in addition to Shares which prior to April 27, 1999* [April 28, 1998] were subject to Awards) shall not exceed the sum of (i) the number of Shares available for, but not yet subject to, an Award as of April 27, 1999* [April 28, 1998], plus (ii) 40,000,000* [37,000,000]
     Shares. These Shares may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose. Any Shares subject to the terms and conditions of an Award under this Plan which are forfeited or not issued because the terms and conditions of the Award are not met or for which payment is not made in Stock and any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised may again be used for an Award under the Plan. No Employee may be awarded in any calendar year Options or Stock Appreciation Rights covering an aggregate of more than 7,000,000 Shares. On and after the date referred to in clause (i) above, no more than five percent of the sum of the numbers of Shares described in clauses (i) and (ii) above shall be issued pursuant to Awards of unrestricted Stock not granted in lieu of salary, cash bonus or other cash compensation, Awards of Performance Shares or Performance Units earned over a Performance Cycle of less than three years, and Awards of Restricted Stock having Terms of less than three years at the time of grant.

5. Participation. Participation in the Plan shall be limited to key Employees of the Company or an Affiliate selected by the Committee. Participation is entirely at the discretion of the Committee, and is not automatically continued after an initial period of participation.

6. Performance Shares and Performance Units. An Award of Performance Shares or Performance Units under the Plan shall entitle the Participant to future payments or Shares or a combination thereof based upon the achievement of pre-established performance targets.


----------
*  As proposed to be amended at the 1999 Annual Meeting of Stockholders.

     6.1 Amount of Award. The Committee shall establish a maximum amount of a Participant's Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

     6.2 Communication of Award. Written notice of the maximum amount of a Participant's Award and the Performance Cycle determined by the Committee shall be given to a Participant as soon as practicable after approval of the Award by the Committee.

     6.3 Amount of Award Payable. The Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Cycle. Performance targets established by the Committee shall relate to corporate, group, unit or individual performance and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards determined by the Committee. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. Achievement of the maximum performance target shall entitle the Participant to payment (subject to Section 6.5) at the full or maximum amount specified with respect to the Award; provided, however, that notwithstanding any other provisions of this Plan, in the case of an Award of Performance Shares the Committee in its discretion may establish an upper limit on the amount payable (whether in cash or Stock) as a result of the achievement of the maximum performance target. The Committee may also establish that a portion of a full or maximum amount of a Participant's Award will be paid (subject to Section 6.5) for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.

     6.4 Adjustments. At any time prior to payment of a Performance Share or Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions to reflect events such as changes in law, regulation, or accounting practice, or mergers, acquisitions or divestitures.

     6.5 Payment of Awards. Following the conclusion of each Performance Cycle, the Committee shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or some combination. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the applicable Performance Cycle, subject to such terms and conditions and in such form as may be prescribed by the Committee. Payment in Stock may be in Restricted Stock.

     6.6 Termination of Employment. If a Participant ceases to be an Employee before the end of a Performance Cycle by reason of his death, permanent disability or

          Retirement, the Performance Cycle for such Participant for the purpose of determining the amount of Award payable shall end at the end of the calendar quarter immediately preceding the date on which such Participant ceased to be an Employee. The amount of an Award payable to a Participant to whom the preceding sentence is applicable shall be paid at the end of the Performance Cycle and shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Employee and the denominator of which is the number of full calendar quarters in the Performance Cycle. Upon any other termination of employment of a Participant during a Performance Cycle, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled.

7. Restricted Stock Awards. An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer, conditions of forfeiture, and such other terms and conditions as the Committee shall determine.

     7.1 Agreements. An Award of Restricted Stock shall be evidenced by a Restricted Stock agreement in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which shall include the following terms and conditions:

          (a) Restrictions. A statement of the terms, conditions, and restrictions to which the Restricted Stock awarded is subject, including, without limitation, terms requiring forfeiture and imposing restriction on transfer for such Term or Terms as shall be determined by the Committee subject to the provisions of this Plan. The Committee shall have the authority to permit in its discretion an acceleration of the expiration of the applicable Term with respect to any part or all of the Restricted Stock awarded to a Participant in connection with severance arrangements or changes in law, regulation or accounting practice.

          (b) Lapse of Restrictions. A statement of the terms and any other conditions upon which any restrictions upon Restricted Stock awarded shall lapse, as determined by the Committee subject to the provisions of this Plan. Upon the lapse of the restrictions, Shares free of restrictive legend, if any, shall be issued to the Participant or his Successor.

     7.2 Term. Subject to acceleration of the expiration of the Term as provided in or permitted by this Plan, the minimum Term for Restricted Stock shall be three years unless the lapse of restrictions is conditioned on the achievement of one or more pre-established performance targets, in which case the minimum Term shall be not less than one year, or the Restricted Stock is granted in lieu of salary, cash bonus or other cash compensation, in which case there may be no minimum Term.

     7.3 Nontransferability. Restricted Stock awarded, and the right to vote such Restricted Stock and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, or otherwise encumbered, during the Term applicable to the Award. A Participant with a Restricted Stock Award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares.

     7.4 Termination of Employment. If a Participant ceases to be an Employee prior to the lapse of restrictions by reason of his death, permanent disability or Retirement, all restrictions on Shares of Restricted Stock held for his benefit shall immediately lapse. Upon any other termination of employment prior to the lapse of restrictions, participation in the Plan shall cease and all Shares of Restricted Stock held for the benefit of a Participant shall be forfeited by the Participant.

     7.5 Certificates. Each certificate issued in respect to an Award of Restricted Stock shall be deposited with the Company or its designee and may, at the election of the Committee, bear the following legend:

          "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Long-Term Incentive Compensation Plan and an Agreement entered into between the registered owner and Wells Fargo & Company. Release from such terms and conditions shall obtain only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the office of the Secretary of Wells Fargo & Company."

8. Stock Awards. Awards of Stock without restrictions may be made according to terms and conditions established by the Committee.

9.   Stock Options.

     9.1 Agreements. An Award of an Option shall be evidenced by an Option agreement in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which shall include the following terms and conditions:

          (a) Type of Option; Number of Shares. A statement identifying the Option represented thereby as an Incentive Stock Option or Non-Qualified Stock Option, as the case may be, and the number of Shares to which the Option applies.

          (b) Option Price. A statement of the purchase price of the Stock subject to Option which shall not be less than the Fair Market Value, and in any event not less than the par value, of the Stock on the date the Option is granted.

          (c) Exercise Term. A statement of the Term of each Option granted as established by the Committee, provided that no Option shall be exercisable after ten years from the date of grant. The Committee shall have the authority to permit an acceleration of previously established Terms, at its discretion.

          (d) Payment for Shares. A statement that the purchase price of the Shares with respect to which an Option is exercised shall be payable at the time of exercise in accordance with procedures established by the Company. The purchase price may be payable in cash, in Stock having a Fair Market Value on the date the Option is exercised equal to the Option price of the Stock being purchased pursuant to the Option, or a combination thereof, as the Committee shall determine.

          (e) Nontransferability. Each Option agreement shall state that the Option is not transferable other than by will, the laws of descent and distribution or by the Participant designating a beneficiary in accordance with this Section 9.1(e). During the lifetime of the Participant, Options may be exercised only by the Participant or by the Participant's legal representative. The Participant may, by completing and signing a written beneficiary designation form which is delivered to and accepted by the Company, designate a beneficiary to exercise and receive any outstanding Options (and all outstanding Stock Appreciation Rights granted in conjunction with Options) upon the Participant's death. If at the time of the Participant's death there is not on file a fully effective beneficiary designation form, or if the designated beneficiary did not survive the Participant, the legal representative of the Participant's estate shall have the right to exercise the Option.

          (f) Incentive Stock Options. In the case of an Incentive Stock Option, each Option agreement shall be subject to any terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify the Option as an Incentive Stock Option (within the meaning of Section 422A of the Internal Revenue Code of 1986, or any amendment or regulation pertaining to it) or any other law or regulation providing special tax treatment for stock options and related stock. Provided, however, that the aggregate Fair Market Value (as determined at the effective date of the grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000.

     9.2  Termination of Employment Due to Death, Disability, or Retirement.

          (a) If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each outstanding Option shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Option. If a Participant dies before exercising all outstanding Options, the outstanding Options shall be exercisable by the Participant's beneficiary determined in accordance with
               Section 9.1(e).

          (b) If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each outstanding Stock Appreciation Right granted in conjunction with an Option shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right. If a Participant dies before exercising all outstanding Stock Appreciation Rights granted in conjunction with Options, said outstanding Stock

               Appreciation Rights shall be exercisable by the Participant's beneficiary determined in accordance with Section 9.1(e).

     9.3 Termination of Employment for Reasons Other Than Death, Disability, or Retirement. Except as otherwise determined by the Committee, in the event a Participant ceases to be an Employee for any reason other than his death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind.

10. Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) a specified price which shall not be less than 100% of the Fair Market Value of the Shares at the time of grant. Stock Appreciation Rights may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected. A Stock Appreciation Right may not be exercised at any time when the Fair Market Value of the Shares of Stock to which it relates does not exceed the exercise price of the Option associated with those Shares.

     10.1 Agreement. An Award of a Stock Appreciation Right shall be evidenced by a Stock Appreciation Right agreement in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which shall include a statement of the Term within which the Stock Appreciation Right may be exercised subject to terms and conditions prescribed by the Committee, provided that no Stock Appreciation Right shall be exercisable after ten years from the date of grant. The Committee shall have the authority to permit an acceleration of previously established exercise Terms.

     10.2 Termination of Employment Due to Death, Disability, or Retirement. If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each Stock Appreciation Right then outstanding which was granted independent of any Option shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right.

     10.3 Termination of Employment for Reasons Other Than Death, Disability, or Retirement. Except as otherwise determined by the Committee, in the event a Participant ceases to be an Employee for any reason other than his death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind.

     10.4 Payment. Upon exercise of a Stock Appreciation Right, payment shall be made in the form of cash or Stock or some combination thereof as determined by the Committee. However, notwithstanding any other provisions of this Plan, in no event may the payment (whether in cash or Stock) upon exercise of a Stock Appreciation Right exceed an amount equal to 100% of the Fair Market Value of the Shares at the time of grant.

11. Nontransferability of Rights. Except as otherwise set forth in this Plan, no rights under any Award will be transferable other than by will or the laws of descent and distribution, and the rights and the benefits of any Award may be exercised and received during the lifetime of the Participant only by the Participant or by the Participant's legal representative.

12.  Termination of Employment.

     12.1 Transfers of employment between the Company and an Affiliate, or between Affiliates, will not constitute termination of employment for purposes of any Award.

     12.2 The Committee may specify in the agreement relating to an Award whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Award and the Plan.

13. Reorganization. If substantially all of the assets of the Company are acquired by another corporation or in case of a reorganization of the Company involving the acquisition of the Company by another entity, then as to each Participant who is an Employee immediately prior to the consummation of the transaction:

          (a) All outstanding Options and Stock Appreciation Rights shall become exercisable immediately prior to the consummation of the transaction.

          (b) All restrictions with respect to Restricted Stock shall lapse immediately prior to the consummation of the transaction.

          (c) All Performance Cycles for the purpose of determining the amounts of Awards of Performance Shares and Performance Units payable shall end at the end of the calendar quarter immediately preceding the consummation of the transaction. The amount of an Award payable shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters completed in the Performance Cycle through the end of the calendar quarter immediately preceding the consummation of the transaction and the denominator of which is the number of full calendar quarters in the Performance Cycle. The amount of an Award payable shall be paid within sixty days after consummation of the transaction.

     The Committee shall take such action as in their discretion may be necessary or advisable to carry out the provisions of this Section.

14. Board Changes. On the date that a majority of the Board shall be persons other than persons (a) for whose election proxies shall have been solicited by the Board or (b) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, then as to any Participant who is an Employee immediately prior to said date and who ceases to be an Employee within six months after said date for any reason other than as a result of death, permanent disability or Retirement:

     (i) All outstanding Options and Stock Appreciation Rights shall become immediately exercisable and may be exercised at any time within six months after the Participant ceases to be an Employee.

     (ii) All restrictions with respect to Restricted Stock shall lapse and Shares free of restrictive legend shall be delivered to the Participant.

     (iii) All Performance Cycles for the purpose of determining the amounts of Awards of Performance Shares and Performance Units payable shall end at the end of the calendar quarter immediately preceding the date on which said Participant ceased to be an Employee. The amount of an Award payable to said Participant shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Employee and the denominator of which is the number of full calendar quarters in the Performance Cycle. The amount of an Award payable shall be paid within sixty days after said Participant ceases to be an Employee.

          The Committee shall take such action as in their discretion may be necessary or advisable to carry out the provisions of this Section.

15.  Effective Date of the Plan.

     15.1 Effective Date. The Plan shall become effective as of September 25, 1984 upon the approval and ratification of the Plan by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the stockholders of the Company.

     15.2 Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed, until the Term of all Options or Stock Appreciation Rights granted under this Plan shall expire, until all restrictions on Restricted Stock granted under this Plan shall lapse, or until the Performance Cycle for any Performance Shares or Performance Units awarded under this Plan shall end.

16. Right to Terminate Employment. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate employment of the Participant.

17. Withholding Taxes. The Company and its Affiliates shall have the right to deduct from all payments under this Plan, whether in cash or in Stock, an amount necessary to satisfy any federal, state or local withholding tax requirements.

18. Deferral of Payments. The Company may, from time to time, establish rules and conditions under which a Participant may defer the payment of Awards. Such terms and conditions shall be included in a deferral agreement signed by a Participant electing such deferral.

19. Amendment, Modification and Termination of the Plan. The Board or Committee may at any time terminate, suspend or modify the Plan, except that the Board or Committee will not, without authorization of the stockholders of the Company, effect any change (other than through adjustment for changes in capitalization as provided in Section 20) which will:

     (a) Increase the total amount of Stock which may be awarded under the Plan.

     (b)  Change the class of Employees eligible to participate in the Plan.

     (c)  Withdraw the administration of the Plan from the Committee.

     (d) Permit any person, while a member of the Committee, to be eligible to participate in the Plan.

     (e)  Extend the duration of the Plan.

     No termination, suspension, or modification of the Plan will adversely affect any right acquired by any Participant or any Successor under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in
     Section 20 does not adversely affect any right.

20. Adjustment for Changes in Capitalization. Any change in the number of outstanding Shares occurring through Stock splits, reverse Stock splits, or Stock dividends after the grant of an Award will be reflected proportionately in the aggregate number of Shares then available for Awards and in the number of Shares subject to Awards then outstanding; and a proportionate change will be made in the per share Option price as to any outstanding Options. Any fractional Shares resulting from adjustments will be rounded to the nearest whole Share.

                                                           ---------------------
                                                           COMPANY #
                                                           CONTROL #
                                                           ---------------------
WELLS FARGO & COMPANY
420 Montgomery Street, San Francisco, California 94163
--------------------------------------------------------------------------------

   VOTE BY TELEPHONE--Call Toll Free on a Touch-Tone Telephone--1-800-240-6326 Your telephone vote authorizes Patricia R. Callahan, Ely L. Licht, and Stanley
S. Stroup, and each of them, with full power of substitution, as proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. The deadline for telephone voting is noon (ET) on April 23, 1999.

1. Using a touch-tone telephone, dial 1-800-240-6326. You may dial this toll free number at your convenience 7 days/week, 24 hours/day.

2. When prompted, enter the 3-digit Company Number located in the box on the upper right hand corner of the proxy card.

3. When prompted, enter your 7-digit numeric Control Number that follows the Company Number.

     OPTION #1:     To vote on ALL items as the Wells Fargo & Company Board
                    of Directors recommends and to authorize the proxies named above to vote the proxy in their discretion with respect to any other matters properly coming before the Annual Meeting or any postponements or adjournments: Press "1." When asked, please confirm your vote by pressing "1." - THANK YOU FOR
                    VOTING.

     OPTION #2:     If you choose to vote on each item separately: Press
                    "0." You will hear these instructions:

                    Item 1: To vote FOR all nominees, press "1"; to WITHHOLD FOR ------ ALL nominees, press "9"; to WITHHOLD FOR AN
                            INDIVIDUAL nominee, press "0" and listen to the instructions.

                    Item 2: To vote FOR, press "1"; AGAINST, press "9," ABSTAIN, ------ press "0."

                    The instructions are the same for all remaining items.

      When asked, please confirm your vote by pressing "1." - THANK YOU FOR
VOTING

IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY CARD

      This proxy is solicited by the Board of Directors of Wells Fargo &
             Company ("Company") for use at the Annual Meeting of
          Stockholders on Tuesday, April 27, 1999 at 1:00 p.m. at 420
              Montgomery Street, San Francisco, California 94163.

By signing this proxy, you revoke all prior proxies, and you appoint Patricia R. Callahan, Ely L. Licht, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies to vote all shares of common stock, par value $1-2/3 per share ("Company Common Stock") of Wells Fargo held of record by you at the close of business on March 9, 1999, which you would be entitled to vote if personally present at the Annual Meeting or at any adjournments or postponements thereof, as you specify on this proxy card:

                            |                    |
                           \ / Please fold here \ /
--------------------------------------------------------------------------------

       The Board of Directors recommends a vote "FOR" Items 1 through 3.

Item 1. Election of directors:

01  Leslie S. Biller        07   Susan E. Engel           13 Richard D. McCormick     19 Judith M. Runstad    [_] Vote FOR
02  J.A. Blanchard III      08   Paul Hazen               14 Cynthia H. Milligan      20 Susan G. Swenson         all nominees
03  Michael R. Bowlin       09   William A. Hodder        15 Benjamin F.  Montoya     21 Daniel M. Tellep
04  Edward M. Carson        10   Rodney L. Jacobs         16 Philip J. Quigley        22 Chang-Lin Tien
05  David A. Christensen    11   Reatha Clark King        17 Donald B. Rice           23 Michael W. Wright    [_] Vote WITHHELD
06  William S. Davila       12   Richard M. Kovacevich    18 Ian M. Rolland           24 John A. Young            from all nominees
                                                                              -------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) in the box provided to the right.)
                                                                              -------------------------------------
Item 2. Approve an increase in the shares available for awards under the
        Long-Term Incentive Compensation Plan.                                  [_] For    [_] Against    [_] Abstain

Item 3. Ratify the appointment of KPMG LLP as independent auditors for
        the year 1999.                                                          [_] For    [_] Against    [_] Abstain

           The Board of Directors recommends a vote "AGAINST" Item 4.

Item 4. Approve stockholder proposal relating to cumulative voting.             [_] For    [_] Against    [_] Abstain

Item 5. In the proxies' discretion, vote on any matter properly before the annual meeting, or any adjournment or postponement thereof.

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 3, AGAINST
ITEM 4, AND IN THE MANNER SET FORTH IN ITEM 5 ABOVE.

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Annual Meeting is completed.

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                                 Dated ________________________________  , 1999

                                   Please sign exactly as name appears on proxy

                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Signature(s) in Box

                                 If held in joint tenancy, all persons must
                                 sign. Trustees, administrators, etc., should
                                 include title and authority.  Corporations
                                 should provide full name of corporation and
                                 title of authorized officer signing the proxy.
--------------------------------------------------------------------------------

                                                              ------------------
                                                              COMPANY #
                                                              CONTROL #
                                                              ------------------
WELLS FARGO & COMPANY
420 Montgomery Street, San Francisco, California 94163
--------------------------------------------------------------------------------

   VOTE BY TELEPHONE--Call Toll Free on a Touch-Tone Telephone--1-800-240-6326

Your telephone vote authorizes Merrill Lynch Trust Company FSB to vote your shares in the same manner as if you had marked, signed and returned your instruction card. The deadline for telephone voting is noon (ET) on April 20, 1999.

1. Using a touch-tone telephone, dial 1-800-240-6326. You may dial this toll free number at your convenience 7 days/week, 24 hours/day.
2. When prompted, enter the 3-digit Company Number located in the box on the upper right hand corner of the proxy card.
3. When prompted, enter your 7-digit numeric Control Number that follows the Company Number.

     OPTION #1:     To vote on ALL items as the Wells Fargo & Company Board
                    of Directors recommends and to authorize the proxies named above to vote the proxy in their discretion with respect to any other matters properly coming before the Annual Meeting or any postponements or adjournments: Press "1." When asked, please confirm your vote by pressing "1." THANK YOU FOR
                    VOTING.
     OPTION #2:     If you choose to vote on each item separately: Press "0."
                    You will hear these instructions:

                    Item 1:  To vote FOR all nominees, press "1"; to WITHHOLD
                    ------ FOR ALL nominees, press "9"; to WITHHOLD FOR AN INDIVIDUAL nominee, press "0" and listen to the instructions.

                    Item 2:  To vote FOR, press "1"; AGAINST, press "9,"
                    ------   ABSTAIN, press "0."

                    The instructions are the same for each of all remaining items.

     When asked, please confirm your vote by pressing "1." - THANK YOU FOR
     VOTING

IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR INSTRUCTION CARD

     This instruction card is solicited by the Board of Directors of Wells Fargo & Company ("Company") for use at the Annual Meeting of Stockholders
     to be held on Tuesday, April 27, 1999, at 1:00 p.m. at 420 Montgomery Street, San Francisco, California 94163 from persons who participate in the
       Wells Fargo & Company Tax Advantage and Retirement Plan ("TAP").

By signing this instruction card you revoke any prior instructions, and you hereby instruct Merrill Lynch Trust Company FSB, as Trustee of the TAP to exercise the voting rights relating to any shares of Company common stock allocable to the your TAP account as of March 9, 1999, at the Annual Meeting or any adjournments or postponements thereof as you specify on this card

This instruction card must be returned to Norwest Bank Minnesota, National Association, by April 20, 1999, if your instructions are to be honored. The Trustee will vote the shares allocable to a participant's TAP account as the participant instructs.

                            |                    |
                           \ / Please fold here \ /
--------------------------------------------------------------------------------

        The Board of Directors recommends a vote "FOR" Items 1 through 3.

Item 1. Election of directors:

01 Leslie S. Biller        07 Susan E. Engel          13 Richard D. McCormick   19 Judith M. Runstad
02 J.A. Blanchard III      08 Paul Hazen              14 Cynthia H. Milligan    20 Susan G. Swenson       [_] Vote FOR all nominees
03 Michael R. Bowlin       09 William A. Hodder       15 Benjamin F. Montoya    21 Daniel M. Tellep
04 Edward M. Carson        10 Rodney L. Jacobs        16 Philip J. Quigley      22 Chang-Lin Tien         [_] Vote WITHHELD from
05 David A. Christensen    11 Reatha Clark King       17 Donald B. Rice         23 Michael W. Wright          all nominees
06 William S. Davila       12 Richard M. Kovacevich   18 Ian M. Rolland         24 John A. Young
(Instructions: To withhold authority to vote for any indicated nominee, write   ----------------------------------------
the number(s) in the box provided to the right.)                                ----------------------------------------


Item 2.  Approve an increase in the shares available for awards under the       [_] For     [_] Against     [_] Abstain
         Long-Term Incentive Compensation Plan.

Item 3.  Ratify the appointment of KPMG LLP as independent auditors for the
         year 1999.                                                             [_] For     [_] Against     [_] Abstain


           The Board of Directors recommends a vote "AGAINST" Item 4.

Item 4.  Approve stockholder proposal relating to cumulative voting.            [_] For     [_] Against     [_] Abstain

Item 5. In the trustee's discretion, vote on any matter properly before the annual meeting, or any adjournment or postponement thereof.

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 3, AGAINST
ITEM 4, AND IN THE MANNER SET FORTH IN ITEM 5 ABOVE.

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Annual Meeting is completed.

 PLEASE SIGN, DATE, AND RETURN THE INSTRUCTION CARD AND PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


                    Dated _______________________________________________ , 1999

                          Please sign exactly as name appears on proxy
                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    Signature(s) in Box

                    If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.
--------------------------------------------------------------------------------

                                                          ----------------------
                                                          COMPANY #
                                                          CONTROL #
                                                          ----------------------

WELLS FARGO & COMPANY
420 Montgomery Street, San Francisco, California 94163
--------------------------------------------------------------------------------

   VOTE BY TELEPHONE--Call Toll Free on a Touch-Tone Telephone--1-800-240-6326

Your telephone vote authorizes the SIP Trustee, Patricia R. Callahan, Ely L. Licht, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies, or both, as applicable to vote your shares in the same manner as if you had marked, signed and returned your instruction card and proxy. The deadline for telephone voting is noon (ET) on April 20, 1999.

1. Using a touch-tone telephone, dial 1-800-240-6326. You may dial this toll free number at your convenience 7 days/week, 24 hours/day.
2. When prompted, enter the 3-digit Company Number located in the box on the upper right hand corner of the proxy card.
3. When prompted, enter your 7-digit numeric Control Number that follows the Company Number.

     OPTION #1:     To vote on ALL items as the Wells Fargo & Company Board
                    of Directors recommends and to authorize the proxies named above to vote the proxy in their discretion with respect to any other matters properly coming before the Annual Meeting or any postponements or adjournments: Press "1." When asked, please confirm your vote by pressing "1." THANK YOU FOR
                    VOTING.

     OPTION #2:     If you choose to vote on each item separately: Press "0."
                    You will hear these instructions:

                    Item 1:  To vote FOR all nominees, press "1"; to WITHHOLD
                    ------ FOR ALL nominees, press "9"; to WITHHOLD FOR AN INDIVIDUAL nominee, press "0" and listen to the instructions.

                    Item 2:  To vote FOR, press "1"; AGAINST, press "9,"
                    ------   ABSTAIN, press "0."

                    The instructions are the same for all remaining items.

 When asked, please confirm your vote by pressing "1." - THANK YOU FOR VOTING

          IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY CARD

 This instruction card and proxy is solicited by the Board of Directors of Wells
  Fargo & Company ("Wells Fargo") for use at the Annual Meeting of Stockholders
   on Tuesday, April 27, 1999, from persons who participate in either (1) the Savings Investment Plan ("SIP"), or (2) Invest Norwest , or (3) both SIP and
                                Invest Norwest.

By signing this instruction card and proxy: (a) if you participate in SIP, you revoke any prior instructions, and you hereby instruct Norwest Bank Minnesota, N.A., as Trustee of the Norwest Corporation Master Savings Trust (the "Trust") to exercise the voting rights relating to any shares of Wells Fargo common stock allocable to the your SIP account as of March 9, 1999, at the Annual Meeting or any adjournments or postponements thereof as you specify on this card, and (b) if you participate in Invest Norwest, you revoke any prior proxies and appoint Patricia R. Callahan, Ely L. Licht and Stanley S. Stroup, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock, par value $1-2/3 per share ("Wells Fargo Common Stock") held for your INVEST NORWEST account as of March 9, 1999 at the Annual Meeting as you specify on this card.

This instruction card and proxy must be returned to Norwest Bank Minnesota, National Association, by April 22, 1999, if your shares are to be voted. For SIP participants, the Trustee will tabulate the votes from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the Trust according to these ratios.

                            |                    |
                           \ / Please fold here \ /
--------------------------------------------------------------------------------

       The Board of Directors recommends a vote "FOR" Items 1 through 3.

Item 1. Election of directors:

01 Leslie S. Biller       07 Susan E. Engel          13 Richard D. McCormick   19 Judith M. Runstad
02 J.A. Blanchard III     08 Paul Hazen              14 Cynthia H. Milligan    20 Susan G. Swenson      [_] Vote FOR all
03 Michael R. Bowlin      09 William A. Hodder       15 Benjamin F. Montoya    21 Daniel M. Tellep          nominees
04 Edward M. Carson       10 Rodney L. Jacobs        16 Philip J. Quigley      22 Chang-Lin Tien
05 David A. Christensen   11 Reatha Clark King       17 Donald B. Rice         23 Michael W. Wright     [_] Vote WITHHELD
06 William S. Davila      12 Richard M. Kovacevich   18 Ian M. Rolland         24 John A. Young             from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write     ---------------------------------------
the number(s) in the box provided to the right.)                                  ---------------------------------------


Item 2.  Approve an increase in the shares available for awards under the         [_] For     [_] Against     [_] Abstain
         Long-Term Incentive Compensation Plan.

Item 3.  Ratify the appointment of KPMG LLP as independent auditors for the
         year 1999.                                                               [_] For     [_] Against     [_] Abstain

           The Board of Directors recommends a vote "AGAINST" Item 4.

Item 4.  Approve stockholder proposal relating to cumulative voting.              [_] For     [_] Against     [_] Abstain

Item 5. In the trustee's discretion, vote on any matter properly before the annual meeting, or any adjournment or postponement thereof.

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 3, AGAINST
ITEM 4, AND IN THE MANNER SET FORTH IN ITEM 5 ABOVE.

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Annual Meeting is completed.

 PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                    Dated _______________________________________________ , 1999
                    Please sign exactly as name appears on proxy

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    Signature(s) in Box

                    If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.
--------------------------------------------------------------------------------